                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY













                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN

                                 CINEMARK, INC.

                                       AND

                              POPCORN MERGER CORP.





                           DATED AS OF MARCH 12, 2004

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I. DEFINITIONS............................................................................................1
         Section 1.1       Specific Definitions...................................................................1
         Section 1.2       Other Terms...........................................................................10
         Section 1.3       Other Definitional Provisions.........................................................10

ARTICLE II. THE MERGER...........................................................................................10
         Section 2.1       The Merger............................................................................10
         Section 2.2       The Closing...........................................................................10
         Section 2.3       Effective Time........................................................................10
         Section 2.4       Effect of the Merger..................................................................11
         Section 2.5       Certificate of Incorporation; Bylaws..................................................11
         Section 2.6       Directors and Officers................................................................11

ARTICLE III. PRECURSOR TRANSACTIONS; CONVERSION AND EXCHANGE OF SHARES...........................................11
         Section 3.1       Precursor Transactions................................................................11
         Section 3.2       Conversion of Shares; Stock Options...................................................12
         Section 3.3       Dissenting Shares.....................................................................13
         Section 3.4       Payment for Shares and Stock Options; Stock Transfer Books............................14
         Section 3.5       Withholding...........................................................................15
         Section 3.6       Calculation of Merger Consideration...................................................16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF CINEMARK...........................................................16
         Section 4.1       Organization and Authority............................................................16
         Section 4.2       Capitalization of Cinemark............................................................17
         Section 4.3       Subsidiaries..........................................................................18
         Section 4.4       Financial Statements; Company Reports; Undisclosed Liabilities........................19
         Section 4.5       Absence of Certain Changes or Events..................................................20
         Section 4.6       Licenses..............................................................................21
         Section 4.7       Litigation............................................................................21
         Section 4.8       Compliance with Law...................................................................22
         Section 4.9       Contracts.............................................................................22
         Section 4.10      Consents and Approvals................................................................23
         Section 4.11      Tax Matters...........................................................................24
         Section 4.12      Employee Benefits.....................................................................25
         Section 4.13      Brokers and Finders...................................................................26
         Section 4.14      Intellectual Property.................................................................26
         Section 4.15      Real Property.........................................................................27
         Section 4.16      Labor Matters.........................................................................28
         Section 4.17      Environmental Matters.................................................................28
         Section 4.18      Insurance.............................................................................28
         Section 4.19      Compliance with Foreign Corrupt Practices Act.........................................29
         Section 4.20      Suppliers.............................................................................29
         Section 4.21      Affiliated Transactions...............................................................29

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
         Section 4.22      Expenses..............................................................................30
         Section 4.23      Change of Control Payments............................................................30
         Section 4.24      Indebtedness..........................................................................30
         Section 4.25      Board Recommendation..................................................................30
         Section 4.26      No Other Representations or Warranties................................................30
         Section 4.27      Expiration of Representations and Warranties..........................................30

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................30
         Section 5.1       Organization and Authority............................................................31
         Section 5.2       Consents and Approvals................................................................31
         Section 5.3       Brokers and Finders...................................................................31
         Section 5.4       Litigation............................................................................31
         Section 5.5       Investigation by Buyer................................................................31
         Section 5.6       No Prior Activities...................................................................32
         Section 5.7       No Industry Activity..................................................................32
         Section 5.8       No Other Representations or Warranties................................................32
         Section 5.9       Expiration of Representations and Warranties..........................................32

ARTICLE VI. CERTAIN COVENANTS AND AGREEMENTS OF CINEMARK and BUYER...............................................32
         Section 6.1       Access to Premises and Information....................................................32
         Section 6.2       Conduct of Business...................................................................33
         Section 6.3       Registrations, Filings and Consents; Commercially Reasonable Efforts..................35
         Section 6.4       [INTENTIONALLY OMITTED]...............................................................36
         Section 6.5       [INTENTIONALLY OMITTED]...............................................................36
         Section 6.6       Resignations/Directors................................................................37
         Section 6.7       Actions with Respect to Financing.....................................................37
         Section 6.8       Brazil Option Agreement...............................................................39
         Section 6.9       Public Announcements..................................................................39
         Section 6.10      Exclusivity...........................................................................39
         Section 6.11      Notice of Developments................................................................40
         Section 6.12      Information Statement.................................................................40

ARTICLE VII. CONDITIONS TO CLOSING...............................................................................40
         Section 7.1       Conditions to Each Party's Obligation to Effect the Transaction.......................40
         Section 7.2       Conditions to Obligations of Buyer....................................................41
         Section 7.3       Conditions to Obligations of Cinemark.................................................43

ARTICLE VIII. TERMINATION........................................................................................44
         Section 8.1       Termination...........................................................................44
         Section 8.2       Effect of Termination.................................................................44

ARTICLE IX. MISCELLANEOUS........................................................................................45
         Section 9.1       Amendment and Waiver..................................................................45
         Section 9.2       Expenses..............................................................................45
         Section 9.3       Assignment............................................................................45
         Section 9.4       Entire Agreement......................................................................46
         Section 9.5       Parties in Interest; No Third Party Beneficiaries.....................................46

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
         Section 9.6       Schedules.............................................................................46
         Section 9.7       Counterparts..........................................................................46
         Section 9.8       Section Headings; Table of Contents...................................................46
         Section 9.9       Notices...............................................................................46
         Section 9.10      GOVERNING LAW.........................................................................47
         Section 9.11      WAIVER OF JURY TRIAL..................................................................47
         Section 9.12      Severability..........................................................................47
         Section 9.13      Construction..........................................................................48
         Section 9.14      Specific Performance..................................................................48
         Section 9.15      Survival of Representations, Warranties and Covenants.................................48

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger is dated as of March 12, 2004 and is by and between Cinemark, Inc., a Delaware corporation ("CINEMARK"), and Popcorn Merger Corp., a Delaware corporation ("BUYER").

                                    RECITALS

         WHEREAS, the Boards of Directors of Cinemark and Buyer and the holders possessing a majority of the voting power of all of the outstanding Cinemark Common Stock (as defined below) have approved the merger of Buyer with and into Cinemark (the "MERGER") upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the above premises, the mutual promises and covenants herein contained, and for other good and valuable consideration, the full receipt and sufficiency of which are hereby expressly acknowledged by the parties hereto, it is hereby agreed as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

         "8.5% INDENTURE" means that certain Indenture dated January 14, 1998 by and between Cinemark USA, Inc. and The Bank of New York Trust Company of Florida, N.A., as amended to the date hereof.

         "8.5% SENIOR SUBORDINATED NOTES" means the 8.5% Senior Subordinated due 2008 issued by Cinemark USA, Inc. in the aggregate original principal amount of $105,000,000 pursuant to the 8.5% Indenture.

         "ADA" shall mean the Americans with Disabilities Act of 1990 and the regulations promulgated thereunder, as amended from time to time.

         "AFFILIATE" shall have the meaning given to such term in Rule 12b-2 of Regulation 12B under the Exchange Act.

         "AFFILIATED PERSON" shall have the meaning set forth in Section 4.21.

         "AGGREGATE CASH ON HAND" means the aggregate amount of Cash on Hand held by Cinemark and its Subsidiaries.

         "AGREEMENT" means this Agreement and all Schedules and Exhibits hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "ALTERNATIVE TRANSACTION" means (other than the potential sale of Cinemark Theatres U.K., Ltd.) any (i) reorganization, dissolution, liquidation, refinancing or recapitalization of or involving Cinemark or any of its Subsidiaries (other than the dissolution of certain of the non-active Subsidiaries currently pending), (ii) merger, consolidation, share exchange or acquisition of or involving Cinemark or any of its Subsidiaries, (iii) sale of any material amount of assets of Cinemark or any of its Subsidiaries, (iv) sale or issuance of capital stock or other equity interests of Cinemark or any of its Subsidiaries, (v) similar transaction or business combination involving Cinemark or any of its Subsidiaries or their respective businesses or capital stock (or other equity interests) or assets or
(vi) other transaction the consummation of which would prevent, impede or delay the consummation of the Transaction.

         "AMENDED AND RESTATED BYLAWS" shall have the meaning set forth in
Section 2.5(b).

         "AMENDED AND RESTATED CHARTER" shall have the meaning set forth in
Section 2.5(a).

         "ANNUAL FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.4(a).

         "AVAILABLE CASH ON HAND" means, as of the opening of business on the Closing Date, Aggregate Cash on Hand, less (i) the aggregate amount of checks, drafts and cash held by the individual theatres of Cinemark and its Subsidiaries, less (ii) checks, drafts and cash delivered to and held by armored cars or similar security services for the account of Cinemark or any of its Subsidiaries, less (iii) the aggregate amount of Cash on Hand held by: (A) Cinemark Partners II, Ltd., Laredo Theatre, Ltd. and Greeley, Ltd.; and (B) all of Cinemark's Subsidiaries organized outside of the United States.

         "BALANCE SHEET DATE" means December 31, 2003.

         "BENEFIT PLANS" shall have the meaning set forth in Section 4.12(a).

         "BRAZILIAN PUT AGREEMENTS" means, collectively, (i) the Amended and Restated Shareholders' Agreement dated November 13, 2001 between Cinemark Empreendimentos e Participacoes Ltda., NN Participacoes Ltda., Venture II Equity Holdings Corporation, Inc. and Kristal Holdings Limited and (ii) the Option Agreement.

         "BUSINESS DAY" means any day other than Saturday, Sunday or a day on which banks in the City of New York, New York are authorized or required by Law to close.

         "BUYER MATERIAL ADVERSE EFFECT" means any change or effect that would materially adversely delay, impair or impact Buyer's ability to perform its obligations hereunder and to consummate the Transaction.

         "BUYER REPRESENTATIVES" shall have the meaning set forth in Section 6.1(a).

         "CASH ON HAND" means all cash and cash equivalents, as of the opening of business on the Closing Date, determined in accordance with GAAP. Cash on Hand shall (A) be calculated net of issued but uncleared checks and drafts, (B) include checks and drafts deposited for the account of Cinemark and its Subsidiaries and (C) include checks, drafts and cash delivered to and held by armored cars or similar security services for the account of Cinemark or any of its Subsidiaries.

         "CERTIFICATES" shall have the meaning set forth in Section 3.4(b).

         "CERTIFICATE OF MERGER" shall have the meaning set forth in Section
2.3.

         "CINEMARK COMMON STOCK" means, collectively, Class A Common and Class B Common.

         "CINEMARK MATERIAL ADVERSE EFFECT" means any change or effect that, individually or together with any other change or effect, is, or is reasonably likely to be, materially adverse to the business, condition (financial or otherwise), assets, liabilities, properties or results of operations of Cinemark and its Subsidiaries, taken as a whole, but shall exclude any change or effect resulting primarily from, after the date hereof, (i) a general deterioration in the United States or Latin American economy, (ii) changes in the motion picture exhibition industry, unless such changes relate specifically to Cinemark and its Subsidiaries, taken as a whole, (iii) changes in GAAP, which Cinemark would be required to adopt under applicable authoritative accounting pronouncements or
(iv) any action taken upon the written request of Buyer.

         "CINEMARK PAYABLE EXPENSES" means the aggregate amount of the out-of-pocket expenses of Cinemark and its Subsidiaries incurred by them or on their behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement and the Transaction, which expenses have been paid or are payable to (i) their investment bankers, including Goldman Sachs & Co. and Lehman Brothers, Inc. and their respective Affiliates, (ii) their accountants, including Deloitte & Touche LLP, and (iii) their legal counsel, including Akin Gump Strauss Hauer & Feld LLP; provided that "Cinemark Payable Expenses" shall not include (A) the expenses of such investment bankers to the extent that such expenses are incurred in connection with the Financing or the Tender Offer and (B) the fees of special Delaware counsel engaged to deliver the opinion referenced in Section 7.2(f).

         "CINEMARK USA" shall have the meaning set forth in Section 4.4(a).

         "CLASS A COMMON" shall have the meaning set forth in Section 3.1(a).

         "CLASS B COMMON" shall have the meaning set forth in Section 3.1(a).

         "CLOSING" means the closing of the Transaction.

         "CLOSING DATE" shall have the meaning set forth in Section 2.2.

         "COBRA" shall have the meaning set forth in Section 4.12(e).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in Section 4.14(d).

         "COMPANY LICENSES" shall have the meaning set forth in Section 4.6.

         "COMPANY REPORTS" shall have the meaning set forth in Section 4.4(b).

         "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated December 18, 2003, between Cinemark and Madison Dearborn Partners, LLC.

         "CONSENTS" means consents, approvals, authorizations, permits, clearances, exemptions, filings and notices.

         "CONTINUING AMOUNT" means:

         (i) with respect to Lee Roy Mitchell, Fifty-One Million Dollars ($51,000,000);

         (ii) with respect to The Mitchell Special Trust, Forty-Nine Million Dollars ($49,000,000);

         (iii) with respect to Alan Stock, One Million Eight Hundred Eighty-Six Thousand Three Hundred Twenty Dollars ($1,886,320);

         (iv) with respect to Robert Copple, One Million Six Hundred Seventy-Seven Thousand Three Hundred Thirty-Seven Dollars ($1,677,337);

         (v) with respect to Timothy Warner, One Million Eight Hundred Seventy-One Thousand Nine Hundred Ninety-Seven Dollars ($1,871,997); and

         (vi) with respect to Michael Cavalier, One Million Three Hundred Nineteen Thousand Three Hundred Thirty-Three Dollars ($1,319,333).

         "CONTINUING SHARES" means, with respect to each Continuing Stockholder, a number of shares of Class A Common equal to the quotient of (i) such Continuing Stockholder's Continuing Amount, divided by (ii) the Merger Consideration.

         "CONTINUING STOCKHOLDERS" means, collectively, Lee Roy Mitchell, The Mitchell Special Trust, Alan Stock, Robert Copple, Timothy Warner and Michael Cavalier.

         "CONTRACT" means, other than a Lease, any agreement, contract, license, note, mortgage, indenture, arrangement, promise, undertaking or other obligation (whether written or oral, and whether express or implied) that is intended to be legally binding.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "DISSENTING SHARES" shall have the meaning set forth in Section 3.2.

         "DISSENTING STOCKHOLDERS" shall have the meaning set forth in Section 3.2.

         "EFFECTIVE TIME" means the time and date when the Merger shall become effective.

         "EMPLOYEES" mean all active employees of Cinemark and its Subsidiaries as of the Closing Date.

         "ENCUMBRANCES" mean a pledge, security interest, encumbrance, option, charge, claim, lien (statutory or otherwise), right of usufruct, mortgage, right of first refusal or any other restriction or third party right, including restrictions on use, the right to vote or transfer equity interests, and the right to transfer, receive income or exercise any other attribute of ownership.

         "ENVIRONMENTAL LAWS" means all foreign, provincial, federal, state and local laws, regulations, and requirements and all common law in effect on or prior to the Closing Date relating to pollution or protection of the environment, including laws relating to the release, use, treatment, storage, disposal, transport, or handling of Hazardous Materials all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each Person that together with Cinemark would be deemed a "single employer" employer within the meaning of Code Section 414.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, in each case as amended from time to time.

         "EXERCISED INCENTIVE STOCK OPTIONS" shall have the meaning set forth in
Section 3.1(d).

         "EXPENSE ACKNOWLEDGEMENTS" shall have the meaning set forth on Section 7.2(l).

         "EXPENSES" means all out-of-pocket expenses (including all filing fees, fees and expenses of counsel, accountants, investment bankers, financial advisors, lenders, experts, actuaries, consultants and other service providers to the party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement and the Transaction.

         "FINANCING" shall have the meaning set forth in Section 7.2(i).

         "FOREIGN BENEFIT PLAN" shall have the meaning set forth in Section 4.12(f).

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "GOVERNMENT REGULATORY ENTITY" means any Governmental Entity with regulatory jurisdiction over any Consent required for the consummation of the Transaction, under the HSR Act or under Other Competition Laws.

         "GOVERNMENTAL CONSENTS" shall have the meaning set forth in Section 7.1(a).

         "GOVERNMENTAL ENTITY" means any supranational, national, federal, state, regional, provincial, local, municipal, administrative, judicial, legislative, executive, regulatory, police or taxing authority, or governmental or quasi-governmental authority of any nature, including any court, regulatory or administrative agency, commission, branch, bureau, department or body, or other governmental authority or instrumentality, whether domestic or foreign.

         "HAZARDOUS MATERIALS" means all substances defined as Hazardous Substances under the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INCENTIVE STOCK OPTIONS" shall have the meaning set forth in Section 3.1(b).

         "INCOME TAX" means any Tax based upon, measured by, or calculated with respect to income, profits or capital (including any capital gains Tax, franchise Tax, capital Tax, minimum Tax and any Tax or items of Tax preference, but not including sales, use, real or personal property, gross receipts, employer, withholding, transfer or similar Taxes).

         "INCOME TAX RETURN" means a Tax Return in respect of Income Taxes.

         "INDEBTEDNESS" means with respect to any Person: (i) indebtedness for borrowed money; (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments; (iii) all obligations of such Person as lessee under leases that have been recorded as capital leases in accordance with GAAP; (iv) the deferred purchase price of property or services incurred outside the Ordinary Course of Business; (v) conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (vi) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers' acceptances, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other indebtedness supported or guaranteed thereby); (vii) all Indebtedness of others referred to in clauses (i) through (vi) above guaranteed, without duplication, directly or indirectly in any manner by such Person. For purposes of clarification, "Indebtedness" shall not include accounts payable or accrued operating expenses of Cinemark or any of its Subsidiaries.

         "INTELLECTUAL PROPERTY" means all of the rights arising from or in respect of the following: (i) patents; (ii) trademarks, service marks, trade names, corporate names, brand names, and Internet domain names; (iii) copyrights; (iv) trade secrets; (v) all technology, know-how, computer software programs and applications, tangible and intangible proprietary information or materials; and (vi) all applications and registrations relating to any of the foregoing clauses (i)-(v) above.

         "IRS" means the Internal Revenue Service.

         "KNOWLEDGE", with respect to Cinemark, means the actual knowledge, following reasonable inquiry, of the Persons whose names are set forth on
Schedule 1.1(a) hereto. The foregoing standard of reasonable inquiry, to the extent that it applies to making reasonable inquiry of other Persons, shall be limited to making reasonable inquiry of: (i) those Persons who report directly to any of the Persons identified on Schedule 1.1(a) (and in the case of Timothy Warner, including each of Cinemark's country managers and chief financial officers (or equivalents thereof) of each of Cinemark's Subsidiaries organized outside of the United States); and (ii) with respect to the representations and warranties contained in Sections 4.1, 4.4, 4.8,

4.9(c), 4.14(f), 4.15(b) and 4.17, in addition to the Persons described in clause (i) above, all third party service providers who possess material knowledge of the subject of inquiry.

         "LAW" means any federal, state, local, domestic, supranational, national, regional, provincial, municipal constitution, treaty, statute or law, including rule of common law, ordinance, rule, regulation, code, enactment, proclamation, requirement, decree, directive or other statutory or legislative provision, of any Governmental Entity, as amended as of the relevant date, whether in the United States or a foreign jurisdiction.

         "LEASE" means any lease, sublease, license, concession or other agreement (written or oral) pursuant to which Cinemark or any of its Subsidiaries holds any Leased Real Property.

         "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property.

         "LETTER OF TRANSMITTAL" shall have the meaning set forth in Section 3.4(b).

         "MATERIAL CONTRACT" shall have the meaning set forth in Section 4.9(a).

         "MERGER" shall have the meaning set forth in the Recitals above.

         "MERGER CONSIDERATION" shall have the meaning set forth in Section 3.6(a).

         "OPTION AGREEMENT" means that certain Voting and Option Agreement dated November 13, 2001, by and among (i) Cinemark USA, Inc., (ii) Lee Roy Mitchell,
(iii) NN Participacoes Ltda., (iv) Venture II Equity Holdings Corporation, Inc., and (v) Kristal Holdings Limited.

         "OPTION CONSIDERATION" shall have the meaning set forth in Section 3.2(c).

         "ORDER" means any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination, or award, in each case to the extent legally binding.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of Cinemark and its Subsidiaries, taken as a whole, consistent with past practice.

         "OTHER COMPETITION LAWS" means all (i) non-U.S. Laws intended to prohibit, restrict or regulate actions having an anti-competitive effect or purposes, including competition, restraint of trade, anti-monopolization, merger control or anti-trust Laws together with (ii) any related Laws, including non-U.S. anti-takeover laws and laws regulating foreign investment in jurisdictions outside the United States.

         "OWNED REAL PROPERTY" means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and appurtenances thereto or any interest therein, owned by Cinemark or any of its Subsidiaries.

         "PAYING AGENT" means The Bank of New York Trust Company, N.A. located in Dallas, Texas or such other bank or trust company located in Dallas, Texas designated by Cinemark and Buyer.

         "PAYMENT FUND" shall have the meaning set forth in Section 3.4(a).

         "PERMITTED ENCUMBRANCES" means (i) Encumbrances for Taxes (and assessments and other governmental charges) not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and for which appropriate reserves or accruals have been established in accordance with GAAP to the extent required by GAAP; (ii) mechanics', workmen's, repairmen's, warehousemen's, landlord's, carriers' or other like Encumbrances (including Encumbrances created by operation of Law) incurred in the Ordinary Course of Business for sums not yet delinquent or being contested in good faith and which has not and would not, individually or in the aggregate, have a Cinemark Material Adverse Effect; (iii) Encumbrances in respect of easements, permits, licenses, rights-of-way, restrictive covenants, reservations or encroachments or irregularities in, and other similar exceptions to title and any conditions with respect to real property that would be disclosed by a current survey or title report or other public record and that do not materially detract from the value of and has not, and would not, have a material adverse effect on the use of the underlying asset; (iv) Encumbrances in respect of pledges or deposits under workers' compensation laws or similar legislation, unemployment insurance or other types of social security or to secure the performance of statutory obligations, surety and appeal bonds, bids, leases, government Contracts and similar obligations incurred in the Ordinary Course of Business; (v) municipal bylaws, development restrictions or regulations, facility cost sharing and servicing Contracts and zoning, building or planning restrictions or regulations; (vi) Encumbrances in respect of mortgages (fee and leasehold), deeds of trust, financing statements and other similar instruments or documents relating to real property leased or leasehold improvements, which Encumbrances are disclosed on Schedule 4.15; (vii) Encumbrances on the property of Cinemark or its Subsidiaries securing the performance of bids, trade contracts (other than for borrowed money), contingent obligations on surety and appeal bonds and other obligations of like nature incurred in the Ordinary Course of Business, provided that all Encumbrances securing delinquent performance or obligations have not and would not (even if enforced) reasonably be expected to have a Cinemark Material Adverse Effect; (viii) Encumbrances arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (ix) any existing Encumbrances on the Real Property of Cinemark and its Subsidiaries on the date hereof as set forth on Schedule 4.15; (x) any Encumbrances now existing or hereafter arising under the Indentures governing the Senior Subordinated Indebtedness; (xi) any Encumbrances arising under the Senior Credit Facility, which Encumbrances are set forth on Schedule 4.15; (xii) any renewal of or substitution for any Encumbrance permitted by the foregoing; (xiii) Encumbrances arising in connection with this Agreement; and (xiv) solely with respect to the Leases, restrictions on transfer or assignment.

         "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), including any Governmental Entity.

         "PURCHASE PRICE" shall have the meaning set forth in Section
3.6(a)(ii).

         "REAL PROPERTY" means, collectively, all Leased Real Property and Owned Real Property.

         "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations promulgated thereunder, in each case as amended from time to time.

         "SENIOR CREDIT FACILITY" means the Credit Agreement, dated as of February 14, 2003, by and among Cinemark USA, Inc., certain Subsidiaries that are guarantors thereto, Lehman Brothers Inc., as Administrative Agent and the other lenders party thereto, as amended to the date hereof.

         "SENIOR SUBORDINATED NOTES" means, collectively, (i) the 8.5% Senior Subordinated Notes and (ii) the 9% Senior Subordinated Notes due 2013 issued by Cinemark USA, Inc. in the aggregate original principal amount of $360,000,000 pursuant to that certain Indenture dated February 11, 2003 by and between Cinemark USA, Inc. and The Bank of New York Trust Company of Florida, N.A., as amended to the date hereof.

         "STOCK OPTIONS" means, collectively, all options to acquire shares of Class A Common set forth on Schedule 4.2 attached hereto.

         "STOCKHOLDERS" shall have the meaning set forth in Section 3.1.

         "SUBSIDIARY" or "SUBSIDIARIES" means, as to any Person, any other Person (i) of which such Person or any other Subsidiary of such Person is a general partner, (ii) of which such Person, any one or more of its other Subsidiaries of such Person, or such Person and any one or more of its other Subsidiaries, directly or indirectly owns or controls securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power, or (iii) of which such Person, any one or more of its other Subsidiaries of such Person, or such Person and any one or more its other Subsidiaries, possesses the right to elect more than fifty percent (50%) of the board of directors or Persons holding similar positions.

         "SURVIVING CORPORATION" shall have the meaning set forth in Section
2.1.

         "TAXES" means all federal, state, local or foreign Income Tax, gross receipts, windfall or excess profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding, environmental, customs duty, capital stock, stamp, payroll, unemployment, disability, excise, production, estimated, value added, occupancy or other taxes, duties or assessments of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "TAX RETURNS" means all federal, state, local or foreign tax returns, tax reports, information statements, and declarations of estimated tax, including consolidated federal income tax returns of Cinemark and the Persons consolidated with Cinemark and any schedules attached to any amendments thereof and such returns, reports or declarations.

         "TENDER OFFER" shall have the meaning set forth in Section 6.7(b).

         "THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in Section 4.14(c).

         "TRANSACTION" means the transactions contemplated by this Agreement.

         Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

         Section 1.3    Other Definitional Provisions.

                  (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) The term "including" shall mean "including, without limitation".

                  (d) The terms "dollars" and "$" shall mean United States Dollars.

                                  ARTICLE II.
                                   THE MERGER

         Section 2.1    The Merger. At the Effective Time (as defined in Section
2.3 hereof), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Buyer shall be merged with and into Cinemark, the separate corporate existence of Buyer shall cease, and Cinemark shall be the surviving corporation (sometimes called the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall continue to be "Cinemark, Inc."

         Section 2.2 The Closing. Unless this Agreement shall have been terminated and the Transaction shall have been abandoned pursuant to Article VIII hereof, the Closing shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 3900, Dallas, Texas 75201, at 10:00 a.m., Central Standard Time, as soon as practicable (and in any event within three (3) Business Days) after all of the conditions to the Closing set forth in
Article VII hereof are satisfied or waived (other than those that by their terms cannot be satisfied prior to the Closing, but subject to the fulfillment or waiver of such conditions at the Closing), or such other date, time and place as shall be agreed upon by Cinemark and Buyer (the actual date referred to herein as the "CLOSING DATE").

         Section 2.3 Effective Time. Upon the terms and subject to the conditions of this Agreement, at the Closing, the parties hereto shall deliver to the Secretary of State of the State of Delaware a certificate of merger in the form attached hereto as Exhibit 2.3 (the "CERTIFICATE OF MERGER"), and shall make all other filings or recordings as may be required under the DGCL and any other applicable Law in order to effect the Merger. The Merger shall be effected by the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as the parties hereto may agree and as is provided in the Certificate of Merger.

         Section 2.4 Effect of the Merger. At the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and franchises of each of Buyer and Cinemark; all of the property, real, personal and mixed, including subscription of shares, choses in action and every other asset of each of Buyer and Cinemark shall vest in the Surviving Corporation without further act or deed; and all other effects presumed in a merger including those set forth in Section 259 of the DGCL, shall result from the Merger.

        Section 2.5     Certificate of Incorporation; Bylaws.

                  (a) At the Effective Time, the Amended and Restated Certificate of Incorporation of Cinemark, as in effect immediately prior to the Effective Time, shall be amended and restated automatically in the form attached to the Certificate of Merger (the "AMENDED AND RESTATED CHARTER"), and the Amended and Restated Charter shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and the Amended and Restated Charter.

                  (b) At the Effective Time, the bylaws of Cinemark, as in effect immediately prior to the Effective Time, shall be amended and restated automatically in the form of Exhibit 2.5 attached hereto (the "AMENDED AND RESTATED BYLAWS"), and the Amended and Restated Bylaws shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the Amended and Restated Charter and the Amended and Restated Bylaws.

         Section 2.6 Directors and Officers. The directors of Buyer immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified. The officers of Cinemark immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III.
            PRECURSOR TRANSACTIONS; CONVERSION AND EXCHANGE OF SHARES

        Section 3.1 Precursor Transactions. On the basis of the representations, warranties, covenants and other agreements, and subject to the satisfaction or waiver of the conditions, set forth herein, each of Cinemark and the stockholders of Cinemark (the "STOCKHOLDERS") and the holders of Stock Options named below shall consummate the following transactions immediately prior to the Effective Time:

                  (a) Each of the Stockholders holding shares of Cinemark's Class B common stock, par value $.001 per share (the "CLASS B COMMON"), shall convert all of its, his or her shares of Class B Common into the same number of shares of Cinemark's Class A common stock, par value $.001 per share (the "CLASS A COMMON"), pursuant to the terms of Cinemark's Certificate of Incorporation in effect immediately prior to the Effective Time.

                  (b) Cinemark shall accelerate the vesting of all Stock Options held by Robert Copple and Michael Cavalier, which options were granted to them by Cinemark on December 31, 2001 (the "INCENTIVE STOCK OPTIONS") and which have not by their terms vested.

                  (c) Robert Copple shall exercise, by payment to Cinemark of cash equal to the exercise price of, his Incentive Stock Options in an amount necessary to acquire, and Cinemark shall issue upon such exercise, a number of shares of Class A Common equal to the quotient of
         (i) his Continuing Amount, divided by (ii) the Merger Consideration.

                  (d) Michael Cavalier shall exercise, by payment to Cinemark of cash equal to the exercise price of, his Incentive Stock Options in an amount necessary to acquire, and Cinemark shall issue upon such exercise, a number of shares of Class A Common equal to the quotient of (i) his Continuing Amount, divided by (ii) the Merger Consideration. The Incentive Stock Options exercised pursuant to
         Section 3.1(c) and this Section 3.1(d) shall be referred to herein as the "EXERCISED INCENTIVE STOCK OPTIONS."

         Section 3.2 Conversion of Shares; Stock Options. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Cinemark or the holders of any of the following securities or the holders of any Stock Options:

                  (a) Each share of Class A Common issued and outstanding immediately prior to the Effective Time (other than shares owned, directly or indirectly, by Cinemark, the Continuing Shares and the Dissenting Shares with respect to which appraisal rights have been properly exercised under the DGCL) shall be converted into the right to receive the Merger Consideration, without any interest thereon, payable to the holder thereof upon surrender of the Certificate representing such share in accordance with Section 3.4.

                  (b) Each share of common stock, par value $.01 per share, of Buyer issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist.

                  (c) Each of the Stock Options outstanding immediately prior to the Effective Time (which, for purposes of clarification, shall not include the Exercised Incentive Stock Options) which is surrendered in accordance with Section 3.4 by delivery of a duly executed Letter of Transmittal prior to the Effective Time shall become fully vested (to the extent not previously vested) and converted into and become the right to receive cash in an amount (the "OPTION CONSIDERATION") equal to the difference between (i) the number of shares then issuable upon exercise of such Stock Option multiplied by the Merger Consideration and (ii) the aggregate exercise price payable upon exercise of such Stock Option. Upon surrender by a holder of a Stock Option, and the receipt by such holder of the Option Consideration payable in respect of such Stock Option, such Stock Option shall be canceled. The surrender of a Stock Option to the Paying Agent under Section 3.4 in exchange for the Option Consideration shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Stock Option. Each of the Stock Options which is not surrendered in accordance with Section 3.4 and which is not exercised prior to the fifth day prior to the Closing Date shall be cancelled immediately prior to the Effective Time pursuant to the exercise by Cinemark of its right to so cancel such Stock Options under the Cinemark, Inc. Long Term Incentive Plan. The Cinemark, Inc. Long Term Incentive Plan shall terminate as of the Effective Time, and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Cinemark (other than the Option Agreement) shall be canceled as of the Effective Time.

                  (d) Each Continuing Share shall continue to remain issued and outstanding as one validly issued, fully paid and non-assessable share of Class A common stock, par value $.001 per share, of the Surviving Corporation. From and after the Effective Time, each outstanding certificate which represented Continuing Shares shall evidence ownership of and represent the same number of shares of the Surviving Corporation's Class A common stock, par value $.001 per share.

                  (e) Each share of Cinemark Common Stock and all other shares of capital stock of Cinemark that are owned by Cinemark (if any) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

         Section 3.3 Dissenting Shares. To the extent required by applicable provisions of the DGCL, shares of Class A Common that are issued and outstanding immediately prior to the Effective Time and are held by holders of Class A Common who (a) shall not have voted in favor of the Merger or consented thereto in writing, (b) shall have complied with all the provisions of the DGCL concerning the right of the holders of Class A Common to dissent from the Merger and (c) shall have demanded properly appraisal and payment of the fair value of their shares of Class A Common ("DISSENTING STOCKHOLDERS") shall not be converted into the right to receive the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due such Dissenting Shareholders pursuant to the laws of the State of Delaware (such shares being the "DISSENTING SHARES"); provided, however, if any Dissenting Stockholder fails to establish and perfect his dissenter's rights as provided by applicable law, then such Dissenting Stockholder shall forfeit all dissenter's rights including the right to obtain payment of the fair value of the shares held by him, and such Dissenting Stockholder shall be entitled to receive, as of the Effective Time, only the Merger Consideration (without any interest thereon) for each share of Class A Common held by him, payable upon surrender of the certificate representing such share in accordance with Section 3.4, and such shares shall no longer be Dissenting Shares. The Surviving Corporation shall comply with all of the obligations pursuant to the DGCL of a surviving corporation after the effectiveness of a merger with respect to Dissenting Stockholders, and the Surviving Corporation shall direct all negotiations and proceedings with respect to demands for payment of fair value under Delaware law. Cinemark shall provide to Buyer: (i) prompt notice of any demands for appraisal received by Cinemark, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Cinemark and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Cinemark shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

         Section 3.4    Payment for Shares and Stock Options; Stock Transfer
Books.

                  (a) At the Closing, Cinemark and Buyer shall enter into a Payment Agent Agreement with the Paying Agent, in form and substance reasonably acceptable to Cinemark and Buyer. Immediately prior to the Effective Time, the Surviving Corporation shall deposit in trust with the Paying Agent an amount in cash equal to the sum of
         (i) the aggregate amount required for the conversion of the shares of Class A Common at the Effective Time under Section 3.2(a), plus (ii) the aggregate amount required for the cancellation of Stock Options at the Effective Time under Section 3.2(c), less (iii) any withholding required under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law as contemplated by Section 3.5 (such amount being the "PAYMENT FUND"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for in Sections 3.2(a) and 3.2(c) out of the Payment Fund, reduced by the amount of any withholding made pursuant to Section 3.5 as directed by the Surviving Corporation. Pending such payments, the Paying Agent shall, as directed by the Surviving Corporation, invest the Payment Fund in short term obligations of, or obligations fully guaranteed by, the United States of America, or any agency of the United
         States, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000. Any earnings on the investment of the Payment Fund shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation. If, at any time after the Effective Time a Dissenting Stockholder ceases to be a Dissenting Stockholder by virtue of failing to perfect dissenter's rights, upon such occurrence, the Surviving Corporation shall promptly deposit to the Payment Fund an amount equal to the product of (x) the number of shares held by such stockholder and (y) the Merger Consideration (without any interest thereon), reduced by the amount of any withholding made pursuant to
         Section 3.5.

                  (b) Prior to the Effective Time, the Paying Agent shall mail and otherwise make available to each record holder who held at the Effective Time an outstanding certificate or certificates that represented shares of Class A Common (other than Continuing Shares) (the "CERTIFICATES") or Stock Options (other than Exercised Incentive Stock Options) and who has not theretofore surrendered his, her or its Certificates or Stock Options for payment at the Closing in accordance with this Section 3.4 a letter of transmittal in the form of Exhibit 3.4(b) attached hereto (a "LETTER OF TRANSMITTAL") and instructions for his, her or its use in effecting the surrender of the Certificates and Stock Options for payment. Upon surrender to the Paying Agent of a Certificate or a Stock Option, together with a duly executed Letter of Transmittal and such other documents as the Paying Agent may reasonably require, the holder of such Certificate (other than a Certificate with respect to Continuing Shares) or Stock Option (other than Exercised Incentive Stock Options), as the case may be, shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of shares of Class A Common represented by such Certificate multiplied by the Merger Consideration or the

         Option Consideration payable in respect of such Stock Option, as the case may be, reduced by the amount of any withholding made pursuant to
         Section 3.5, and such Certificate or Stock Option shall thereafter be cancelled. No interest will be paid or accrue on either the Merger Consideration or the Option Consideration payable upon the surrender of the Certificates or Stock Options, respectively. If payment is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, or the Person in whose name the surrendered Stock Option was granted, the Certificate or the Stock Option, as the case may be, must be properly endorsed or otherwise in proper form for transfer and the Person requesting such payment must agree to pay any applicable transfer or other taxes or establish to the satisfaction of the Paying Agent and the Surviving Corporation that such tax has been paid or is not applicable. The Paying Agent must pay the cash attributable to a Certificate or Stock Option which has been lost or destroyed upon receipt of satisfactory evidence of ownership of the shares of Class A Common or Stock Option, respectively, and of appropriate indemnification, in each case on terms satisfactory to Buyer. After the Effective Time, until surrendered in accordance with these provisions, each Certificate (other than Certificates representing Dissenting Shares) shall represent only the right to receive the Merger Consideration as set forth in this Agreement.

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Cinemark Common Stock which were outstanding immediately prior to the Effective Time (other than the Continuing Shares). Certificates (other than Certificates with respect to the Continuing Shares) presented to the Surviving Corporation after the Effective Time shall be cancelled.

                  (d) Any portion of the Payment Fund that remains unclaimed by the stockholders of Cinemark for 90 days after the Effective Time shall be repaid to the Surviving Corporation upon demand, and any holder of Class A Common who has not complied with these provisions shall look as a general creditor only to the Surviving Corporation for payment of such holder's claims for the Merger Consideration. Notwithstanding the foregoing, neither the Surviving Corporation nor Buyer shall be liable to a holder of shares of Cinemark Common Stock for any amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws in accordance with applicable Law. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation.

         Section 3.5 Withholding. Notwithstanding anything herein to the contrary, each of Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Cinemark Common Stock and Stock Options such amounts as it reasonably believes it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law; provided that with respect to any such holder who does not submit a duly executed Certificate of Non-foreign Status (which will be an attachment to the Letter of Transmittal) together with a Letter of Transmittal, each of Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to such holder an amount determined in accordance with Section 1445 of the Code (based upon the assumption that Cinemark is a United

States real property holding company (as defined in Section 897 of the Code)). To the extent that amounts are so withheld by Buyer or the Surviving Corporation, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the Cinemark Common Stock and Stock Options in respect of which such deduction and withholding was made by Buyer or the Surviving Corporation, as the case may be.

        Section 3.6     Calculation of Merger Consideration.

                  (a) For purposes hereof, the following terms shall have the meanings set forth below:

                           (i) "MERGER CONSIDERATION" means, with respect to each share of Cinemark Common Stock, an amount equal to the quotient of: (A) the Purchase Price, divided by (B) the aggregate number of shares of Cinemark Common Stock as of immediately prior to the Effective Time, on a fully diluted basis (including the Continuing Shares and the number of shares of Cinemark Common Stock issuable upon exercise of all outstanding Stock Options as of the Effective Time (for purposes of clarification, excluding the Exercised Incentive Stock Options)), without any interest thereon.

                           (ii) "PURCHASE PRICE" means an amount equal to Nine Hundred Fifty-Seven Million Dollars ($957,000,000), less the Cinemark Payable Expenses.

                  (b) On the basis of the good faith estimate of Cinemark of the Cinemark Payable Expenses as of the Closing, the Merger Consideration is estimated to be an amount equal to $22.54 as of the date hereof. Exhibit 3.6 attached hereto shall set forth the following:
         Cinemark's good faith estimate of the amount of Cinemark Payable Expenses as of the Closing Date, together with a description, the identity of the payee, and the estimated amount, of each such Cinemark Payable Expense.

                  (c) As soon as practicable prior to the Closing Date, but in no event later than three (3) Business Days prior thereto, Cinemark and Buyer shall update the calculation set forth on Exhibit 3.6 based upon the Expense Acknowledgements in a manner consistent with the method set forth on Exhibit 3.6 on the date hereof and agree upon the Merger Consideration. The amount of the Merger Consideration as so agreed shall be deemed to be final and binding upon Buyer and Cinemark.


                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF CINEMARK

         Except as otherwise set forth in the Schedules attached to this Agreement (subject to Section 9.6), Cinemark represents and warrants to Buyer that the statements set forth in this Article 4 are correct and complete.

         Section 4.1 Organization and Authority. Cinemark is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease its assets and to carry on the business in which it is engaged, and is duly qualified and licensed to do business and is in good standing, in each jurisdiction where the ownership or operation of its property and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not had or would not reasonably be expected to have a Cinemark Material Adverse Effect or to prevent or materially delay or materially impair the Transaction. Cinemark has made available to Buyer correct and complete copies of the certificate of incorporation and bylaws of Cinemark. Cinemark has the legal capacity, power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. All actions or proceedings to be taken by or on the part of Cinemark to authorize and permit the execution and delivery by Cinemark of this Agreement and the instruments required to be executed and delivered by it pursuant hereto, the performance by Cinemark of its obligations hereunder and the consummation by Cinemark of the Transaction, including the approval of the foregoing by Cinemark's board of directors and its stockholders, have been duly and properly taken. This Agreement has been duly executed and delivered by Cinemark and constitutes the legal, valid and binding obligation of Cinemark, enforceable against Cinemark in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance of this Agreement by Cinemark do not and shall not, and the consummation by Cinemark of the Transaction will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws or other organizational documents of Cinemark or any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrance on the assets of Cinemark or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Material Contract or Lease to which Cinemark or any of its Subsidiaries is a party, or give any party with rights thereunder the right to terminate, modify, accelerate, cancel or require any notice or otherwise change the existing rights or obligations of Cinemark or its Subsidiaries thereunder or (C) assuming compliance with the matters referred to in Section 4.10 (Consents and Approvals) and Section 5.2 (Consents and Approvals), to Cinemark's Knowledge, a violation by Cinemark or any of its Subsidiaries of any Law or Order, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration or creation set forth on Schedule 4.1.

         Section 4.2 Capitalization of Cinemark. The authorized, issued and outstanding capital stock of Cinemark, the name of the holders of record of such capital stock, and the number of shares of such capital stock held by such holders are set forth on Schedule 4.2. All of the issued and outstanding shares of capital stock of Cinemark have been duly authorized and validly issued, and are fully paid and nonassessable, were not issued in violation of any law or of any statutory or contractual preemptive rights of any stockholder and are held of record by the holders as set forth on Schedule 4.2. Except as set forth on
Schedule 4.2, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of Cinemark or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Cinemark (now, in the future or upon the occurrence of any contingency), and no securities or obligations evidencing such rights are authorized, issued or outstanding.
Schedule 4.2 sets forth the name of the holders of all of the outstanding Stock Options, the number of shares of Cinemark Common Stock into which such Stock Options are exercisable for each such holder, and the exercise price of such Stock Options. Except as set forth on Schedule 4.2, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Cinemark. Cinemark does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Cinemark on any matter. Except as set forth on Schedule 4.2, there are no agreements to register any securities or sales or resales thereof under the federal or state securities laws.

         Section 4.3     Subsidiaries.

                  (a) Schedule 4.3 sets forth for each Subsidiary of Cinemark (i) its name and jurisdiction of formation and (ii) the amount and type of issued and outstanding shares or other equity interests (together with the names of the holders thereof, and the amount held by each such holder). Except as set forth on Schedule 4.3, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, put rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other equity interests of any Subsidiary of Cinemark or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any Subsidiary of Cinemark (now, in the future or upon the occurrence of any contingency), and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as set forth on Schedule 4.3, there are no agreements to register any securities of any Subsidiary of Cinemark or sales or resales thereof under the federal or state securities laws.

                  (b) Each Subsidiary of Cinemark is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing (to the extent such concept is used in the relevant jurisdiction) under the Laws of the jurisdiction of its organization and has full corporate power and authority to own or lease its assets and to carry on the business in which it is engaged, and is duly qualified and licensed to do business and is in good standing (to the extent such concept is used in the relevant jurisdiction), in each jurisdiction where the ownership or operation of its property and assets or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed and in good standing has not had or would not reasonably be expected to have a Cinemark Material Adverse Effect or to prevent or materially delay or materially impair the Transaction. Cinemark has made available to Buyer correct and complete copies of the respective organizational documents of its Subsidiaries.

                  (c) All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Cinemark have been duly authorized and validly issued, and, in the case of shares of capital stock, are fully paid and nonassessable, were not issued in violation of any law or of any statutory or contractual preemptive rights of any stockholder and are held of record by Cinemark or its Subsidiaries, and all such shares or other equity interests represented as being owned, directly or indirectly, by any Subsidiary or Cinemark are owned by it free and clear of any and all Encumbrances, except as set forth on Schedule 4.3.

                  (d) Except as set forth on Schedule 4.3, neither Cinemark nor any of its Subsidiaries controls directly or indirectly, or has any direct or indirect equity participation or ownership interest in, any corporation, partnership, trust or entity that is not a Subsidiary of Cinemark.

         Section 4.4 Financial Statements; Company Reports; Undisclosed Liabilities.

                  (a) Audited Financial Statements. Cinemark has previously delivered to Buyer true and complete copies of the audited consolidated balance sheet of Cinemark USA, Inc., a Texas corporation ("CINEMARK USA"), and its Subsidiaries as of December 31, 2003 and December 31, 2002 and 2001 and the related statements of income and cash flows for each of the three fiscal years then ended, certified by Deloitte & Touche, L.L.P. (such financial statements being collectively called the "ANNUAL FINANCIAL STATEMENTS") and an audit report containing an unqualified opinion of Deloitte & Touche, L.L.P. The Annual Financial Statements were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby. The Annual Financial Statements fairly present the financial position of Cinemark USA and its Subsidiaries as of the applicable period and the results of operations for the respective year then ended.

                  (b) Company Reports. All forms, reports and documents filed by Cinemark USA, with any applicable federal or state securities authorities, including the Securities and Exchange Commission, are collectively referred to herein as the "COMPANY REPORTS." The Company Reports, as amended through the date hereof, and all Company Reports filed after the date of this Agreement, (i) were or will be prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including, in each case, any related notes thereto) contained in the Company Reports, as amended through the date hereof, any Company Reports filed since the date of this Agreement and prior to or on the Closing Date, complied in all material respects with the published rules and regulations of the Securities and Exchange Commission with respect thereto.

                  (c) No Undisclosed Liabilities. To the Knowledge of Cinemark, there are no material liabilities or material obligations of Cinemark or any of its Subsidiaries, whether accrued, absolute, unmatured, contingent or otherwise required by GAAP to be set forth on a balance sheet of Cinemark and its Subsidiaries or in the notes thereto except (i) those arising in the Ordinary Course of Business since the Balance Sheet Date, none of which relates to a breach of Contract or Lease, tort, infringement, violation of Law, any action, suit or proceeding, any writ, injunction, decree, order, judgment or litigation affecting the ownership, lease, occupancy or operation of any real property and (ii) liabilities which would not be required to be reflected on a balance sheet or the footnotes thereto prepared in accordance with GAAP.

                  (d) Assets and Liabilities of Cinemark and CNMK Holdings, Inc. Except as set forth on Schedule 4.4, since the date of its incorporation, neither Cinemark (for purposes of clarification, excluding any of its Subsidiaries) nor CNMK Holdings, Inc., a Delaware corporation, has (i) carried on any business or conducted any operations, (ii) any assets other than all of the outstanding capital stock of CNMK Holdings, Inc. and Cinemark USA, respectively, nor (iii) any liabilities or obligations of any kind, other than, in the case of Cinemark, the performance of its obligations hereunder.

                  (e) Past and Future Performance. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, CINEMARK MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING PAST FINANCIAL PERFORMANCE OF CINEMARK, ITS SUBSIDIARIES OR THE ASSETS OWNED OR USED BY CINEMARK OR AS TO ANY FINANCIAL INFORMATION OR FINANCIAL OR BUSINESS PROJECTIONS MADE AVAILABLE TO BUYER REGARDING CINEMARK, ITS SUBSIDIARIES OR THE ASSETS OWNED OR USED BY CINEMARK OR ITS SUBSIDIARIES (OTHER THAN THAT SUCH FINANCIAL INFORMATION OR FINANCIAL OR BUSINESS PROJECTIONS WERE PREPARED IN GOOD FAITH AND WERE BASED UPON ASSUMPTIONS BELIEVED TO BE REASONABLE AT THE TIME OF THEIR PREPARATION), AND CINEMARK MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING FUTURE FINANCIAL PERFORMANCE OF CINEMARK, ITS SUBSIDIARIES OR THE ASSETS OWNED OR USED BY CINEMARK AND ITS SUBSIDIARIES OR AS TO THE FINANCIAL INFORMATION OR FINANCIAL OR BUSINESS PROJECTIONS MADE AVAILABLE TO BUYER REGARDING CINEMARK AND ITS SUBSIDIARIES OR THE ASSETS USED OR OWNED BY CINEMARK OR ITS SUBSIDIARIES (OTHER THAN THAT SUCH FINANCIAL INFORMATION OR FINANCIAL OR BUSINESS PROJECTIONS WERE PREPARED IN GOOD FAITH AND WERE BASED UPON ASSUMPTIONS BELIEVED TO BE REASONABLE AT THE TIME OF THEIR PREPARATION).

         Section 4.5    Absence of Certain Changes or Events>>.

                  (a) Since the Balance Sheet Date, (i) Cinemark and its Subsidiaries have not suffered any damage, destruction or loss (whether or not covered by insurance), other than such damages, destruction and loss as do not have or would not individually or in the aggregate be reasonably expected to have a Cinemark Material Adverse Effect; and
         (ii) there has been no change in the condition, assets or business of Cinemark or its Subsidiaries other than in the Ordinary Course of Business, except such changes as do not have or would not individually or in the aggregate be reasonably expected to have a Cinemark Material Adverse Effect.

                  (b) Except as set forth on Schedule 4.5, since the Balance Sheet Date, Cinemark and its Subsidiaries have not: (i) other than in the Ordinary Course of Business, increased the compensation (including bonuses) payable on or after the date hereof, or to become payable on or after the date hereof, to any director or executive officer of Cinemark or any of its Subsidiaries; (ii) other than to or among Cinemark and its wholly-owned Subsidiaries, declared or paid any dividends, issued, purchased or redeemed any shares of its capital stock or any convertible securities into or exchangeable for any of its respective capital stock, or made any other distributions to its shareholders; (iii) granted any options or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its respective capital stock; (iv) other than to or among Cinemark and its wholly-owned Subsidiaries, incurred assumed, or guaranteed any liabilities or Indebtedness of any kind other than Indebtedness that is incurred in the Ordinary Course of Business; (v) amended or authorized any amendment to the certificate of incorporation or bylaws of Cinemark or to any organizational documents of any of Cinemark's Subsidiaries; (vi) made any acquisitions of real property or other material personal property; (vii) other than to or among Cinemark and its wholly-owned Subsidiaries, made any capital investment in, any loan to, or any acquisition of the securities or assets, of any other Person either involving more than $500,000 or outside the Ordinary Course of Business; (viii) cancelled, waived, compromised or released any right or claim (or series of rights or claims) either involving more than $500,000 or outside the Ordinary Course of Business; (ix) granted or received any material license or sublicense under or with respect to any Intellectual Property; (x) made any change in employment terms for the directors, officers, and employees outside the Ordinary Course of Business; (xi) entered into any collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement other than in the Ordinary Course of Business; (xii) managed Cinemark's working capital outside the Ordinary Course of Business; (xiii) made any capital expenditures (or series of related capital expenditures) in excess of $500,000 or outside the Ordinary Course of Business; (xiv) disposed of any of their material assets; (xv) made any loan to, or entered into any other transaction with any of their directors, officers or employees outside the Ordinary Course of Business; (xvi) made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; or (xvii) committed to do any of the foregoing.

         Section 4.6 Licenses. Cinemark and its Subsidiaries hold all material permits, licenses, waivers, orders, approvals, concessions, registrations and other authorizations issued or provided by Governmental Entities under all Laws currently in effect, which are necessary for Cinemark and its Subsidiaries to own their assets or to operate their businesses as currently, and as currently proposed to be, conducted (the "COMPANY LICENSES"). All Company Licenses are in full force and effect and shall remain in full force and effect immediately following the Closing. There is not pending, nor to the Knowledge of Cinemark, threatened against Cinemark or any of its Subsidiaries, any application, action, petition, objection or other pleading, or any proceeding, with any Governmental Entity which questions or contests the validity of, or any rights of the holder under, or non-renewal or suspension of any Company License.

         Section 4.7 Litigation. Neither Cinemark nor any of its Subsidiaries is subject to any outstanding material Order of any Governmental Entity. Except as disclosed on Schedule 4.7, there are no civil, criminal or administrative claims, actions, suits, demands, proceedings, hearings or investigations pending or, to the Knowledge of Cinemark, threatened against Cinemark or any of its Subsidiaries, at Law, in equity or otherwise, in, before, or by, any court or Governmental Entity, authority or arbitrator, in each case, involving an amount in excess of $100,000.

        Section 4.8 Compliance with Law. To the Knowledge of Cinemark, except as disclosed on Schedule 4.8, during the last five years, each of Cinemark and its Subsidiaries has conducted its business in substantial compliance with all applicable Laws, and neither Cinemark nor any of its Subsidiaries has been subject during the last five years to any inspection, investigation, penalty, assessment, or audit by any Governmental Entity to any allegation that Cinemark or any of its Subsidiaries violated in any respect any regulations of any Governmental Entity or made a material false statement or omission to any such Governmental Entity, which inspection, investigation, penalty, assessment or audit resulted in any fine or penalty (or related fines or penalties) in excess of $100,000; provided, however, Cinemark makes no representation herein regarding compliance with the ADA regarding the design and construction of its theatres, other than that Cinemark and its Subsidiaries have made good faith efforts to comply with the ADA.

         Section 4.9     Contracts.

                  (a) Schedule 4.9 contains a list of all written Contracts (referred to herein as a "MATERIAL CONTRACT") of the types described below that are currently in effect:

                           (1) all employment and consulting Contracts (other than those pursuant to which the base compensation to be paid by Cinemark and its Subsidiaries collectively to the offeree is less than $200,000 per year);

                           (2)      all Contracts (or group of related
                  Contracts) or options to sell, license (as licensor) or lease (as lessor) any property or asset of Cinemark or any of its Subsidiaries in excess of $100,000 per year;

                           (3)      all Contracts (or group of related
                  Contracts) pursuant to which Cinemark or any of its Subsidiaries (i) possesses or uses, or has agreed to acquire, license (as licensee) or lease (as lessee), any property or asset, and (ii) is required to make payments, accrue expenses or incur charges in excess of $500,000 per year;

                           (4)      all Contracts (or group of related
                  Contracts), plans or programs pursuant to which payments, or an acceleration of or increase in benefits, may be required upon or after a change of control of Cinemark or any of its Subsidiaries;

                           (5)      all Contracts (or group of related
                  Contracts) requiring capital expenditures by Cinemark or any of its Subsidiaries in excess of $500,000 per year;

                           (6) all Contracts which create a partnership or joint venture to which Cinemark or any of its Subsidiaries is a party;

                           (7)      all Contracts (or group of related
                  Contracts) of indemnification or similar commitment entered into in the five (5) year period prior to the date of this Agreement with respect to which the potential aggregate obligation is in excess of $500,000, including those that relate to Cinemark's or any of its Subsidiaries' indemnification obligations to its directors and officers;

                           (8) all Contracts that prohibit or restrict Cinemark or any of its Subsidiaries from competing anywhere in the world;

                           (9) all Contracts pursuant to which Cinemark or any of its Subsidiaries provides management services or consulting services to Persons not affiliated with Cinemark or any of its Subsidiaries with respect to theatres or other real property projects;

                           (10) all Contracts (other than Contracts between Cinemark and its Subsidiaries or between a Subsidiary of Cinemark and another Subsidiary of Cinemark) relating to borrowed money or other Indebtedness or the mortgaging or pledging or otherwise placing an Encumbrance on any asset which will continue to be an obligation of the Surviving Corporation or any of its Subsidiaries following the Closing;

                           (11) all on-screen advertising agreements to which Cinemark or any of its Subsidiaries is a party;

                           (12) any other Contracts to which Cinemark or any of its Subsidiaries is a party under which the consequences of a default or termination could have a Cinemark Material Adverse Effect; and

                           (13) any other Contracts required to be filed as "material contracts" by Cinemark USA with the Securities and Exchange Commission in connection with the Annual Report on Form 10-K of Cinemark USA of the year ended December 31, 2003.

                  (b) To the Knowledge of Cinemark, neither Cinemark nor any of its Subsidiaries is a party to any material oral Contracts.

                  (c) Cinemark has delivered or heretofore made available to Buyer a true, complete and correct copy of each of the written Material Contracts, and all amendments and supplements thereto and all waivers thereunder. Neither Cinemark, any of its Subsidiaries nor any other party is in default under, or in breach or violation of, nor has an event occurred that (with or without notice, lapse of time or both) would constitute a material default by Cinemark or any of its Subsidiaries under any Material Contract. Cinemark has no Knowledge of any anticipated material breach by any party to any of the Contracts required to be included on Schedule 4.9. Each of the Contracts required to be included in Schedule 4.9 is a legal, valid, and binding obligation of Cinemark or its Subsidiaries, and to the Knowledge of Cinemark, of the other parties thereto, enforceable against Cinemark or its Subsidiaries, and to the Knowledge of Cinemark, the other parties thereto in accordance with its terms, and is in full force and effect and will remain such immediately following the Closing.

         Section 4.10 Consents and Approvals. Except for the Governmental Consents, no Consents are required to be made or obtained by Cinemark, its Subsidiaries or the stockholders of Cinemark with or from, as the case may be, any Governmental Entity, in connection with the execution and delivery of this Agreement by Cinemark and the consummation by Cinemark of the Transaction. Neither Cinemark nor any of its Subsidiaries is subject to any Order which has had or would reasonably be expected to cause a Cinemark Material Adverse Effect or prevent or materially delay the consummation of the Transaction. No claim, legal action, suit, arbitration, governmental investigation, action, or other legal, judicial or administrative proceeding is pending, or to the Knowledge of Cinemark, threatened against Cinemark or any of its Subsidiaries which has had or would cause a Cinemark Material Adverse Effect or prevent or materially delay the Transaction.

         Section 4.11      Tax Matters.

                  (a) Except as set forth on Schedule 4.11, (i) all Tax Returns that are required to be filed by or with respect to Cinemark and its Subsidiaries have been duly and timely filed or, where not so timely filed, are covered under an extension that has been obtained therefor, (ii) all Taxes, due and payable by Cinemark and its Subsidiaries (whether or not shown on, or required to be shown on, any Tax Return), have been paid in full or are being contested in good faith by appropriate proceedings, provided that appropriate reserves or accruals have been established in accordance with GAAP for all such Taxes being so contested, (iii) all deficiencies asserted or assessments with respect to all Taxes have been paid in full and (iv) there are no Encumbrances with respect to Taxes upon any of the assets of Cinemark or its Subsidiaries other than Permitted Encumbrances.

                  (b) Except as set forth on Schedule 4.11, there is no material dispute or claim concerning any Tax liability of Cinemark or any of its Subsidiaries (i) claimed or raised by any authority in writing or (ii) to the Knowledge of Cinemark, based upon personal contact with any agent of such authority. Neither Cinemark nor any of its Subsidiaries has any outstanding waivers of any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

                  (c) Except as set forth on Schedule 4.11, neither Cinemark nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local, or foreign Tax law), including with respect to the Transaction.

                  (d)      [INTENTIONALLY OMITTED]

                  (e) Except as set forth on Schedule 4.11(e), neither Cinemark nor any of its Subsidiaries is a party to or bound by any tax allocation or sharing agreement.

                  (f) Neither Cinemark nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal Income Tax Return (other than a group the common parent of which was Cinemark) or (ii) has any liability for the Taxes of any Person (other than Cinemark or any of its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor or by contract.

                  (g) Except as set forth on Schedule 4.11, neither Cinemark nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions described in treasury regulations under Code Section 1502 (or any corresponding or similar provisions of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date in excess of $250,000.

                  (h) In the two (2) years prior to the date hereof, neither Cinemark nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

                  (i) Neither Cinemark nor any of its Subsidiaries has engaged in a "listed transaction" as defined in Treas. Reg. Section 1.6011-4(b)(2).

         Section 4.12   Employee Benefits.

                  (a) Schedule 4.12 sets forth a complete and correct list of (i) all material "employee benefit plans," as defined in Section 3(3) of ERISA, (ii) all severance pay, vacation pay, awards, salary continuation, sick leave, deferred compensation, bonus or other incentive compensation, stock or other equity related award, restricted stock, stock purchase, stock option, phantom stock or similar arrangements, and (iii) all material employment, consulting, retirement, pension, superannuation, profit sharing, termination, severance, redundancy pay, thirteenth month or individual compensation agreements or arrangements, covering any employee, former employee, or the beneficiaries or dependents of any employee or former employee, in each case, as to which Cinemark or any Subsidiary has any continuing obligation or liability (contingent or otherwise) regardless of whether it is maintained under local law, voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or non-contributory (collectively, the "BENEFIT PLANS"). Each Benefit Plan that is maintained, sponsored or contributed to by Cinemark or any ERISA Affiliate for the benefit of their U.S. employees shall be referred to herein as a "U.S. Benefit Plan."

                  (b) Each U.S. Benefit Plan (and each related trust, insurance contract or fund) has been in all material respects maintained, funded and administered in accordance with the terms of such U.S. Benefit Plan and any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of the Code, ERISA and other applicable Laws. Each U.S. Benefit Plan and its related trust intended to qualify under Sections 401 and 501(a) of the Code, respectively, so qualify and nothing has occurred with respect to the operation of any such plan which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. None of the U.S. Benefit Plans has any material unfunded liabilities not reflected on the Balance Sheet.

                  (c) With respect to each U.S. Benefit Plan, true, correct and complete copies of the following documents (as applicable), have been made available to Buyer: (i) the most recent document constituting the U.S. Benefit Plan and all amendments thereto, and any related trust documents, (ii) the most recent summary plan description, and all related summaries of material modifications, (iii) the most recent annual report (Form 5500 series)) and (iii) the most recent IRS determination letter.

                  (d) Neither Cinemark nor any ERISA Affiliate maintains, sponsors, contributes to or has any liability or potential liability with respect to any "defined benefit plan" (as defined in Section 3(35) of ERISA) or, except as set forth on Schedule 4.12, any "multiemployer plan" (as defined in Section 3(37) of ERISA).

                  (e) Neither Cinemark nor any ERISA Affiliate has any liability or potential liability under any U.S. Benefit plan to provide life insurance or medical or health benefits after termination of employment to any Employee or former employee (or any dependents or beneficiaries thereof) other than as required by Part 6 of Subtitle I of ERISA or Section 4980B of the Code or any similar state law ("COBRA"). Cinemark and each ERISA Affiliate have complied in all material respects with the requirements of COBRA.

                  (f) Each Benefit Plan that is governed by Laws of any jurisdiction other than the United States (each a "FOREIGN BENEFIT PLAN") has been maintained, funded and administered in accordance with, and is in material compliance with, applicable Laws and the requirements of such Foreign Benefit Plan's governing documents and any applicable collective bargaining agreements. No Foreign Benefit Plan has any unfunded or under funded liabilities, taking into account all current, projected and contingent benefits payable under such plan to any Employee, former employee, dependent, or beneficiary, regardless of whether an amount less than such aggregate liability is reflected on the employer's financial statements. No condition exists that would prevent Cinemark or its Subsidiaries from terminating or amending any Foreign Benefit Plan, except as required by applicable Law.

         Section 4.13 Brokers and Finders. Except as set forth on Schedule 4.13, neither Cinemark nor any of its Subsidiaries has employed any broker, finder, consultant or intermediary in connection with the Transaction who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof that would be payable by Cinemark or any of its Subsidiaries.

         Section 4.14   Intellectual Property.

                  (a) Cinemark or its Subsidiaries own, are licensed under, or otherwise possess, in all material respects, the valid and enforceable right to use all Intellectual Property that is used in the business of Cinemark and its Subsidiaries as currently conducted and as currently proposed to be conducted.

                  (b) Schedule 4.14 sets forth all of Cinemark and its Subsidiaries' patents, patent applications, Internet domain names, registered servicemarks, trademarks, trade names, corporate names (other than those set forth on Schedule 4.3), brand names and copyrights and applications for registration of servicemarks, trademarks, trade names, corporate names, brand names and copyrights.

                  (c) Neither Cinemark nor any of its Subsidiaries is, nor will they be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in material violation of any licenses, sublicenses and other agreements as to which Cinemark or any of its Subsidiaries is a party and pursuant to which Cinemark or any of its Subsidiaries is authorized to use any third-party Intellectual Property ("THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS").

                  (d) No material claims with respect to (A) the Intellectual Property owned or exclusively licensed by Cinemark or its Subsidiaries ("COMPANY INTELLECTUAL PROPERTY RIGHTS"); or (B) Third-Party Intellectual Property Rights are currently pending or, to the Knowledge of Cinemark, threatened by any Person against Cinemark or its Subsidiaries.

                  (e) Schedule 4.14 sets forth a list of all agreements under which Cinemark or any of its Subsidiaries has granted any rights of whatever nature to third parties of, to or under the Company Intellectual Property Rights. True, correct and complete copies of all such agreements have been delivered to Buyer.

                  (f) To the Knowledge of Cinemark, Cinemark or its applicable Subsidiary has the right to bring actions against any Person that is infringing, misappropriating or using without authorization any Company Intellectual Property Rights; and, as of the date hereof, no claim of infringement, misappropriation or any other unauthorized use of any of the Company Intellectual Property Rights by any third party, employee, consultant or former employee or consultant of Cinemark or any Subsidiary has been asserted.

         Section 4.15   Real Property.

                  (a) Owned Real Property. Schedule 4.15 sets forth all of the Owned Real Property owned by Cinemark or any of its Subsidiaries. As to each parcel of Owned Real Property, and except as set forth in
         Schedule 4.15: (i) Cinemark or its Subsidiary has good, marketable and indefeasible title to the Owned Real Property free and clear of all Encumbrances, except Permitted Encumbrances, (ii) except as set forth on Schedule 4.15, neither Cinemark nor any of its Subsidiaries have leased or otherwise granted to any Person the right to use or occupy such Owned Real Property, (iii) there are no outstanding options, rights of first offer or refusal to purchase any of the Owned Real Property, and (iv) neither Cinemark nor any of its Subsidiaries are party to any agreement or option to purchase any real property intended to be used in their business.

                  (b) Leased Real Property. Schedule 4.15 sets forth all of the Leased Real Property leased by Cinemark or any of its Subsidiaries. As to each Lease, and except as set forth in Schedule 4.15: (i) such Lease is legal, valid, binding and enforceable against Cinemark or its applicable Subsidiary, and to the Knowledge of Cinemark, enforceable against third parties, in full force and effect, and duly registered where necessary under applicable Laws for the purposes of enforceability against third parties (including purchasers of the underlying property and mortgagees); (ii) the consummation of the Merger does not require the consent of any other party to such Lease and will not result in a breach of or default under such Lease; (iii) neither Cinemark nor any Subsidiary nor any other party to the Lease is in breach or default under such Lease; (iv) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (v) neither Cinemark nor any Subsidiary has subleased, licensed or otherwise granted any Person the right to occupy such Leased Real Property or any portion thereof;
         (vi) there are no Encumbrances on the estate or interest created by such Lease, except for liens for any existing financing that will be released at Closing or Permitted Encumbrances.

         Section 4.16 Labor Matters. Schedule 4.16 contains a complete and accurate list of (a) each collective bargaining agreement or other labor union contract to which Cinemark or any Subsidiary is a party to or has any obligation or liability, and (b) each works council, labor authority, employee group, or other third party that must be notified or consulted with under applicable Law with respect to the subject matter of this Agreement. Except as described on
Schedule 4.16 and except as would not reasonably be expected to have a Cinemark Material Adverse Effect, (i) Cinemark and each of its Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) there is no unfair labor practice complaint pending or, to Cinemark's Knowledge, threatened against Cinemark or any of its Subsidiaries, and (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against Cinemark. Each of Cinemark and its Subsidiaries has, or will have as of the Closing, provided such notices and made such consultation and disclosures as are required by applicable Laws with respect to the subject matter of this Agreement.

         Section 4.17 Environmental Matters. To Cinemark's Knowledge, Cinemark and its Subsidiaries are in material compliance with all applicable Environmental Laws. Neither Cinemark nor any of its Subsidiaries is subject to any existing, pending or, to Cinemark's Knowledge, threatened material proceedings under any Environmental Law. To Cinemark's Knowledge, Cinemark and its Subsidiaries have obtained all permits required under Environmental Laws and such permits are currently in full force and effect. To Cinemark's Knowledge, there have been no unauthorized or other releases of any Hazardous Materials at or from any property or facility owned or operated by Cinemark, any of its Subsidiaries or any of their respective predecessors that have or would give rise to a material liability or material obligation of Cinemark or its Subsidiaries. Neither Cinemark, any of its Subsidiaries nor any of their predecessors has treated, stored, disposed, arranged for or permitted the disposal of, transported or released any Hazardous Materials so as to give rise to a material liability or material obligation under Environmental Laws.

        Section 4.18 Insurance. Schedule 4.18 contains a list and summary description of all material insurance policies maintained as of the date hereof by or on behalf of Cinemark or any of its Subsidiaries. Cinemark has delivered or made available to Buyer copies of all such policies, together with all riders and amendments thereto. Except as set forth on Schedule 4.18, neither Cinemark nor any of its Subsidiaries has received any reservation of rights letters from any of its insurers with respect to any insurance claims made during the last three (3) years. All such policies are in full force and effect and will remain in full force and effect after the consummation of the Transaction. All premiums with respect to such policies are currently paid. Neither Cinemark nor any of its Subsidiaries (a) is currently in material breach or material default (including with respect to the payment of premiums or the giving of notices) with respect to its obligations under any such insurance policies, (b) has repudiated any provision of any such insurance policies in the last three (3) years or (c) has been denied insurance coverage in the last three (3) years. Except as set forth on Schedule 4.18, neither Cinemark nor any of its Subsidiaries has any self-insurance, deductible retention or co-insurance programs, and the reserves set forth on the balance sheet as of the date of the Balance Sheet Date are adequate to cover all anticipated liabilities with respect to any such self-insurance, deductible retention or co-insurance programs.

        Section 4.19 Compliance with Foreign Corrupt Practices Act. Neither Cinemark, nor any of its Subsidiaries, nor, to the Knowledge of Cinemark, any of their respective directors, officers, agents or employees, has directly or indirectly paid, offered, given or promised to pay or authorized the payment of, any monies or other things of value to an officer or employee of any Governmental Entity; an officer or employee of a public international organization; any Person acting in an official capacity for or on behalf of any Governmental Entity or public international organization; any political party or official thereof; any candidate for political office; an employee, officer, director or shareholder of any commercial purchaser of Cinemark's or any Subsidiary's services; or any other Person, at the suggestion, request or direction or for the benefit of any of the above-described Persons, or engaged in acts or transactions otherwise in violation of the domestic anti-bribery legislation of any Governmental Entity, the Foreign Corrupt Practices Act of the United States, as amended from time to time and Cinemark's or any of its Subsidiaries' written policy on questionable or improper payments. Each of Cinemark and its Subsidiaries maintains a system of internal accounting controls adequate to ensure that it maintains no off-the books accounts and that such Selling Party 's assets are used only in accordance with its management directives.

        Section 4.20 Suppliers. Neither Cinemark nor any of its Subsidiaries has received any written notice from any material supplier (including Coca-Cola, Inc. or any of its Affiliates) to the effect that, and Cinemark has no Knowledge that, such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to Cinemark or any of its Subsidiaries (whether as a result of the consummation of the Transaction or otherwise).

        Section 4.21 Affiliated Transactions. Except as set forth on Schedule 4.21, no Affiliated Person is party to any Material Contract or any Leases with Cinemark or any of its Subsidiaries or has any interest in any material property, asset or right used by Cinemark or any of its Subsidiaries or necessary for their business or, since the Balance Sheet Date, has received any funds in excess of $50,000 from or on behalf of Cinemark or any of its Subsidiaries (other than compensation paid by Cinemark or any of its Subsidiaries to officers and other employees of Cinemark and its Subsidiaries in the Ordinary Course of Business). Schedule 4.21 describes all such services provided to or for the benefit of Cinemark or any of its Subsidiaries and the costs and expenses charged to Cinemark and its Subsidiaries in respect thereof. For purposes hereof, an "AFFILIATED PERSON" means: (a) any officer, director, stockholder or Affiliate (other than any of Cinemark's Subsidiaries) of Cinemark or any of its Subsidiaries, (b) any immediate family member of any such officer, director or stockholder and (c) any Person in which any such officer, director, stockholder or Affiliate owns any beneficial interest.

        Section 4.22 Expenses. Schedule 4.22 sets forth Cinemark's good faith estimate of the amount of all Expenses of Cinemark and its Subsidiaries, together with a description, and the identity of the payee, of each such Expense (which, for purposes of clarification, shall not include any Expenses payable by the Surviving Corporation on behalf of Buyer and its Affiliates pursuant to
Section 9.2).

        Section 4.23 Change of Control Payments. Schedule 4.23 sets forth the amount of each payment due or to become due (whether or not automatically upon the occurrence of the Closing) under the Contracts to which Cinemark or any of its Subsidiaries is a party, other than under the Brazilian Put Agreements or as a result of any accelerated vesting of stock options under the Cinemark, Inc. Long Term Incentive Plan, upon the consummation of the Transaction, identifying each such Contract, the amount of such payments payable under such Contract, and the Person to whom such payments would be payable.

        Section 4.24 Indebtedness. Except as set forth on Schedule 4.24, neither Cinemark nor any of its Subsidiaries has any outstanding Indebtedness (other than Indebtedness payable to Cinemark or any of its Subsidiaries), or is a party to any Contract providing for the creation, incurrence or assumption thereof. Schedule 4.24 sets forth the amount of the outstanding balance as of the date hereof of all such Indebtedness of Cinemark and its Subsidiaries, together with a description, and the amount, of each line item included in the calculation thereof.

        Section 4.25 Board Recommendation. The Board of Directors of Cinemark, at a meeting duly called and held, has by the affirmative vote of all those directors present (who constituted 100% of the directors then in office) determined that this Agreement and the Transaction, including the Merger, are fair to and in the best interest of the stockholders of Cinemark and has approved the same.

        Section 4.26 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Cinemark nor any other Person makes any other express or implied representation or warranty on behalf of Cinemark with respect to the Transaction, including as to the probable success or profitability of the ownership of Cinemark and its Subsidiaries.

        Section 4.27 Expiration of Representations and Warranties. Except in the case of fraud, the representations and warranties of Cinemark contained herein shall expire and be terminated and extinguished immediately after the Closing, and thereafter neither Cinemark nor any other Person shall have any liability whatsoever with respect to any of such expired representation or warranty.

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Except as set forth in the schedules attached to this Agreement, Buyer represents and warrants to Cinemark as of the date hereof as follows:

        Section 5.1 Organization and Authority. Buyer is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Buyer has all requisite corporate power and authority, and has taken all requisite corporate, shareholder or other action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance of this Agreement by Buyer do not, and the consummation by Buyer of the Transaction will not, constitute or result in (A) a breach or violation of, or a default under, the constituent documents of Buyer, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrance (other than in connection with Financing) on the assets of Buyer (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Buyer or (C) assuming compliance with the matters referred to in
Section 4.10 (Consents and Approvals) and Section 5.2 (Consents and Approvals), a violation of any Law, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration or creation that would not reasonably be likely to have a Buyer Material Adverse Effect.

        Section 5.2 Consents and Approvals. Except for the Governmental Consents, no Consents are required to be made or obtained by Buyer with or from, as the case may be, any Governmental Entity, in connection with the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Transaction, except those filings, permits, authorizations, consents, approvals and/or notices for which the failure to make or obtain would not reasonably be likely to prevent, materially delay or materially impair the ability of Buyer to consummate the Transaction. Buyer not is subject to any Order which would prevent the consummation of the Transaction. No claim, legal action, suit, arbitration, governmental investigation, action, or other legal, judicial or administrative proceeding is pending, or to the knowledge of Buyer, threatened against Buyer which would prevent or delay the Transaction.

        Section 5.3 Brokers and Finders. Other than Allen & Company LLC, Buyer has not employed any broker, finder, consultant or intermediary in connection with the Transaction who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

        Section 5.4 Litigation. There are no civil, criminal or administrative claims, actions, suits, demands, proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer, at law, in equity or otherwise, in, before, or by, any court, Governmental Entity, authority or arbitrator which would reasonably be expected to have a material adverse effect on the business or financial condition of Buyer or would reasonably be likely to have a Buyer Material Adverse Effect.

        Section 5.5 Investigation by Buyer. Buyer (a) is represented by competent legal counsel, (b) has knowledge and experience in financial and business matters and (c) has the capability of evaluating the merits and risks of investing in Cinemark. Buyer acknowledges that neither Cinemark nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Cinemark that has been furnished or made available to Buyer and its representatives, except as expressly set forth in this

Agreement or the Schedules, and neither Cinemark, its stockholders nor their representatives nor any other Person shall have or be subject to any liability (other than for fraud) to Buyer resulting from the distribution to Buyer, or Buyer's use, of any such information with respect to Cinemark and its Subsidiaries and any information, documents or material made available to Buyer in management presentations or in any other form in expectation of the Transaction. Buyer acknowledges that it is a sophisticated purchaser of businesses and has been given sufficient access to all information with respect to Cinemark requested by Buyer and, in entering into this Agreement, has not relied upon any representations other than the representations and warranties of Cinemark set forth in Article IV. Buyer acknowledges that no other representations and warranties of Cinemark other than as are set forth in
Article IV are required by Buyer to enter into this Agreement.

        Section 5.6 No Prior Activities. Buyer has not incurred, nor prior to the Closing, will it incur any liabilities or obligations, except those incurred in connection with its organization and with the negotiation of this Agreement and the performance hereof, and the consummation of the Transaction, including the Merger and the Financing. Except as contemplated by this Agreement, including the Financing, Buyer has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any Person, or become subject to or bound by any obligation or undertaking. As of the date hereof, all of the issued and outstanding capital stock of Buyer are owned beneficially and of record by Buyer, free and clear of all Encumbrances (other than those created by this Agreement and the Transaction).

        Section 5.7 No Industry Activity. Neither Buyer nor any Affiliate of Buyer is directly or indirectly engaged in the ownership or operation of movie theatres.

        Section 5.8 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

        Section 5.9 Expiration of Representations and Warranties. Except in the case of fraud, the representations and warranties of Buyer contained herein shall expire and be terminated and extinguished immediately after the Closing, and thereafter Buyer shall have no liability whatsoever with respect to any such expired representation or warranty.

                                  ARTICLE VI.
             CERTAIN COVENANTS AND AGREEMENTS OF CINEMARK AND BUYER

         Section 6.1    Access to Premises and Information.

                  (a) During the period commencing on the date hereof and ending on the earlier to occur of the termination of this Agreement and the Closing, subject to applicable Law, Cinemark shall, and shall cause its Subsidiaries and Cinemark's and its Subsidiaries' officers, directors, employees, agents representatives, accountants and counsel to: (i) permit Buyer and its counsel, accountants, consultants, financial advisors, agents and other representatives (including its financing sources and their counsel, accountants, and other representatives) (including Buyer, collectively, "BUYER

         REPRESENTATIVES") to have reasonable access, upon reasonable advance notice, to (A) the premises of Cinemark and its Subsidiaries; (B) the books, Contracts, Leases and records of Cinemark and its Subsidiaries; and (C) the officers and directors of Cinemark and its Subsidiaries and other employees, agents, business relations, accountants and counsel of Cinemark or any of its Subsidiaries who have knowledge relating to Cinemark or any of its Subsidiaries or their businesses; and (ii) furnish to Buyer Representatives such information regarding the business of Cinemark and its Subsidiaries as Buyer may reasonably request, in each case to the extent that such access does not unreasonably interfere with the business or operations of Cinemark or any of its Subsidiaries; provided that Buyer Representatives comply with the confidentiality obligations contained herein and in the Confidentiality Agreement, and provided further that the foregoing shall not (I) require Cinemark to permit any inspection, or to disclose any information, that in its reasonable judgment would violate any of Cinemark's obligations with respect to confidentiality, provided that at the reasonable request of Buyer, Cinemark shall use commercially reasonable efforts to have any such obligations waived or (II) require any disclosure by Cinemark that would, as a result of such disclosure, have the effect of causing the waiver of any legal privilege.

                  (b) In addition to the confidentiality arrangements contained herein, all information provided or obtained in connection with the Transaction (including pursuant to clause (a) above) shall be held by Buyer in accordance with and subject to the terms of the Confidentiality Agreement. In the event of a conflict or inconsistency between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement shall govern. If the Closing occurs, the parties hereto agree that the Confidentiality Agreement shall terminate and forthwith become null and void in all respects and cease to have any further force or effect.

         Section 6.2 Conduct of Business. Except as otherwise expressly contemplated by this Agreement, or as required by Law or Governmental Entity, Cinemark covenants that until the earlier of the termination of this Agreement and the Closing, it shall, and shall cause each of its Subsidiaries to, (i) operate its business in the Ordinary Course of Business, (ii) continue, in a manner consistent with the past practices, to maintain and preserve intact and to keep available the services of its present officers and significant employees, (iii) maintain its ordinary and customary relationships with its suppliers, customers and others having business relationships with it with a view toward preserving for Buyer the businesses of Cinemark and its Subsidiaries, the assets used therein and the goodwill associated therewith,
(iv) operate its cash management in accordance with past practices, including the payment of Indebtedness (subject to Section 6.2(b)), purchase of inventory, provision of services, payment of payables and incurrence of and payment or financing of capital expenditure, (v) maintain the material assets of Cinemark and its Subsidiaries in good repair, order and condition (normal wear and tear excepted) consistent with current needs, and (vi) pay all material Taxes as such Taxes become due and payable in the Ordinary Course of Business, except Taxes being contested in good faith by appropriate proceedings, provided that appropriate reserves or accruals have been established in accordance with GAAP for all such Taxes being so contested. Until the earlier of the termination of this Agreement and the Closing, Cinemark shall not, and shall cause its Subsidiaries not to, without the prior written approval of Buyer (which approval will not be unreasonably withheld and with respect to which Buyer will use its commercially reasonable efforts to respond to any request by

Cinemark for such approval within three Business Days of receiving such request) or as otherwise expressly contemplated by this Agreement, take any of the following actions with respect to Cinemark or any of its Subsidiaries:

                  (a) amend the certificate of incorporation or bylaws or other constituent or organizational document of Cinemark or of its Subsidiaries, or issue, sell, encumber, agree to issue, sell or encumber, redeem, purchase or, other than to or among Cinemark and its wholly-owned Subsidiaries, declare or pay dividends upon, any equity interests in Cinemark or any of its Subsidiaries except, in the case of dividends payable by Cinemark Brasil S.A., as required by existing organizational documents of such Subsidiaries or applicable Law;

                  (b) incur, assume, or guaranty any liabilities or Indebtedness of any kind;

                  (c) cancel any Indebtedness owed to Cinemark or its Subsidiaries or waive any material claims or rights pertaining to the business of Cinemark or any of its Subsidiaries;

                  (d) change in any material respect any tax elections or settle or compromise any material Tax liability;

                  (e) amend or terminate any Material Contract or any Lease or waive or assign any material right thereunder;

                  (f) dispose of any assets with a fair market value in excess of $500,000, other than the equity interests in, or assets of, Cinemark Theatres U.K., Ltd.;

                  (g) make any capital expenditure in excess of 120% of the amounts set forth on Schedule 6.2(h);

                  (h) except for changes as may be required under GAAP, which Cinemark would be required to adopt under authoritative accounting pronouncements applicable to Cinemark or its Subsidiaries, change in any material respect any accounting, financial reporting, inventory or credit allowance principle, practice, method or policy used by Cinemark or any of its Subsidiaries;

                  (i) compromise or settle any lawsuit or claim (including any lawsuit or claim involving as a party any Governmental Entity) if such settlement (i) involves aggregate payments by Cinemark or any of its Subsidiaries in respect of all such lawsuits or claims after the Closing (or forgiveness of amounts payable to Cinemark to or any of its Subsidiaries) in excess of $500,000 and which is not paid or covered by insurance or (ii) would reasonably be expected to have a Cinemark Material Adverse Effect;

                  (j) merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person;

                  (k) fail to maintain in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  (l) except as required by any collective bargaining agreement or other labor union contract or Law, announce or institute any increase in the salary, commission or other compensation (including bonuses) rates payable or to become payable by Cinemark or any of its Subsidiaries to any employee of Cinemark or any of its Subsidiaries, or approve, adopt, amend or modify any Employee Plan or similar plan, agreement or arrangement, except pursuant to the terms of any contract or agreement to which Cinemark or any of its Subsidiaries is a party and which is listed on Schedule 4.12(a) attached hereto, or pursuant to existing policies and practices of Cinemark and its Subsidiaries;

                  (m) enter into any employment agreement with any of Cinemark's or its Subsidiaries' employees providing for annual remuneration in excess of $100,000;

                  (n) effect any recapitalization, reclassification, stock split or like change in the capitalization of Cinemark or any of its Subsidiaries; or

                  (o)      commit to any of the foregoing.


         Section 6.3 Registrations, Filings and Consents; Commercially Reasonable Efforts.

                  (a) Cinemark shall, and shall cause its Subsidiaries to, cooperate with Buyer, and Buyer shall cooperate with Cinemark and its Subsidiaries, and each such Person shall use all commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on such Person's part to consummate and make effective the Transaction as soon as reasonably practicable. In furtherance of the foregoing,

                           (i) Cinemark and Buyer shall, and Cinemark shall cause its Subsidiaries to, use commercially reasonable efforts to prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as reasonably practicable all Governmental Consents, including requesting early termination with respect to the filings made under the HSR Act. Cinemark and Buyer shall, and Cinemark shall cause its Subsidiaries, to file, or cause to be filed, as soon as practicable, and in any event within five
                  (5) days following the date hereof with respect to the HSR Act filing, and within five (5) days prior to the required filing date, with respect to all other documentation, filings and other documents necessary to make or obtain, as the case may be, the Governmental Consents. Subject to applicable Laws relating to the exchange of information, Cinemark and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Cinemark or its Subsidiaries or Buyer, as the case may be, that appear in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Transaction. In exercising the foregoing right, each of Buyer and

                  Cinemark shall, and Cinemark shall cause its Subsidiaries to, act reasonably and as promptly as reasonably practicable.

                           (ii)     Cinemark shall, and shall cause its
                  Subsidiaries to, use all commercially reasonable efforts to obtain as promptly as reasonably practicable all Consents required to be obtained from any third party (other than any Governmental Entity) to consummate the Transaction (including all requisite Consents under the Leases). Cinemark shall, and shall cause its Subsidiaries to, promptly provide all necessary notices to such third parties (with the Buyer first approving such notices before they are distributed), and Buyer shall cooperate and use all commercially reasonable efforts to assist Cinemark and its Subsidiaries in giving such notices and obtaining such Consents.

                           (iii) Cinemark and Buyer shall, and Cinemark shall cause its Subsidiaries to, use commercially reasonable efforts to prevent the entry, enactment or promulgation of any threatened or pending injunction or order that would adversely affect the ability of the parties hereto to consummate the Transaction, and to lift or rescind any injunction or order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby.

                  (b) To the extent permissible under applicable Law and consistent with the instructions of any Governmental Regulatory Entity, Buyer and Cinemark each shall keep the other informed of the status of matters relating to completion of the Transaction, including promptly furnishing the other with copies of notices or other communications received by Buyer and Cinemark, as the case may be, from any third party and/or any Governmental Entity with respect to the Transaction.

                  (c) Each of Cinemark and Buyer agrees, and Cinemark shall cause its Subsidiaries, to provide promptly to any Government Regulatory Entity information and documents requested by any Government Regulatory Entity or necessary, proper or advisable to permit consummation of the Transaction, provided that information regarding any Affiliate of Buyer deemed to be confidential by such Affiliate shall be disclosed in the reasonable discretion of such Affiliate.

                  (d) The filing or process fees due or imposed under the HSR Act or any Other Competition Laws, as well as the fees and disbursements of any legal counsel or other advisor jointly retained by the parties in connection with any such filings, shall be borne by Buyer.

                  (e) Cinemark shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to cause the fulfillment of the conditions precedent contained in Section 7.2 and to consummate the Transaction on, and subject to, the terms and conditions set forth in this Agreement.

         SECTION 6.4    [INTENTIONALLY OMITTED].

         SECTION 6.5    [INTENTIONALLY OMITTED].

         Section 6.6       Resignations/Directors.

                  (a) Cinemark shall deliver to Buyer the resignations of such persons as Buyer shall request from their position as directors or officers of each of Cinemark and its Subsidiaries effective as of the Effective Time.

                  (b) For a period of six years after the Closing Date, either Buyer or the Surviving Corporation shall maintain in effect Cinemark's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Closing Date with respect to those Persons who are currently covered by Cinemark's directors' and officers' liability insurance policy on substantially the terms with respect to such coverage and amount as those of such policy in effect on the date of this Agreement, provided, however, that in no event will Buyer or the Surviving Corporation be required to expend, on an annual basis, as the cost of maintaining such coverage more than 200% of the amount currently expended by Cinemark to procure its existing insurance coverage. The amount currently expended by Cinemark to procure such insurance coverage is $127,500. Notwithstanding the foregoing, Buyer, if it so elects, may satisfy its obligations under this Section 6.6(b) at any time by procuring one or more so-called "tail" or "runoff" policies of directors' and officers' liability insurance that insure against the risks that would be insured against by the current insurance policy.

                  (c) To the extent permitted under applicable Law, Buyer shall cause the Surviving Corporation to, and the Surviving Corporation shall, include and maintain in effect in its certificate of incorporation and bylaws for a period of at least six years, the same provisions regarding elimination of liability, indemnification and advancement of expenses of officers, directors, employees and other persons contained in Cinemark's certificate of incorporation and by-laws as in effect on the date hereof.

         Section 6.7       Actions with Respect to Financing.

                  (a) Senior Credit Facility and Senior Subordinated Notes. On the Closing Date, Cinemark shall cause Cinemark USA and its other Subsidiaries, as applicable, to amend and restate the terms of the Senior Credit Facility in such manner and form as requested by Buyer in its reasonable discretion. Buyer shall cause the Surviving Corporation to make the change of control purchase offer to the holders of the Senior Subordinated Notes to the extent required under the terms of the indentures governing the Senior Subordinated Notes.

                  (b)      Tender Offer.

                           (i) As soon as reasonably practicable after the execution and delivery of this Agreement, Cinemark shall cause Cinemark USA to commence a tender offer (the "TENDER OFFER") pursuant to Rule 14e-1 of the Exchange Act for the 8.5% Senior Subordinated Notes. Cinemark shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to assist Buyer and the dealer manager in connection with the preparation of all filings, mailings or other submissions to be made in connection with the Tender Offer. Cinemark and Buyer shall mutually agree upon the terms, conditions and structure of the Tender Offer, including the elimination of substantially all negative covenants in the 8.5% Indenture; provided that each party agrees not to unreasonably withhold its consent to such terms (including price), conditions and structures that are advised by the investment banking firm managing such tender to be customary for tenders of this type (as market conditions exist as of the date of this Agreement). Notwithstanding the foregoing, consent to terms, conditions and structures which are no less favorable to the holders of the 8.5% Senior Subordinated Notes than those recommended by such investment banking firm, shall not be withheld by a party, if the other party agrees to otherwise bear the cost of such term, condition or structure. The Tender Offer shall be consummated, and amounts payable to the holders of the 8.5% Senior Subordinated Notes shall be paid, only in the event that the Closing occurs. Buyer shall have the right to designate the investment banking firm that will manage the Tender Offer. Cinemark shall cause Cinemark USA to execute any supplemental indenture (and all documents related thereto) to give effect to the amendments approved pursuant to the Tender Offer.

                           (ii) If at any time prior to the Closing, any information relating to Cinemark or any of its Subsidiaries, or any of its Affiliates, officers, directors or employees is discovered by Buyer, Cinemark or any of its Subsidiaries and is of a type which should be set forth in an amendment or supplement to the documents filed or mailed in respect of the Tender Offer so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall promptly be prepared by Cinemark USA, and, if required, filed with the Securities and Exchange Commission and/or disseminated to the holders of the 8.5% Senior Subordinated Notes.

         (c) From the date hereof until the Closing Date, Cinemark shall, and shall cause each of its Subsidiaries and its and their respective employees and representatives to use commercially reasonable efforts to, assist Buyer in obtaining the Financing and in connection therewith, shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to: (i) promptly prepare and provide all financial and other information as Buyer or the lenders may reasonably request with respect to Cinemark, its Subsidiaries and the transactions contemplated hereby, including financial projections relating to the foregoing; (ii) assist in the preparation of an offering memorandum and "road show" and other marketing materials for use in connection with the offering of any securities constituting a portion of the Financing; (iii) make available to prospective lenders such senior management and advisors of Cinemark and its Subsidiaries as the lenders may reasonably request; (iv) make senior management of Cinemark and its Subsidiaries reasonably available to participate in "road show" meetings with prospective investors in connection with the offering of any securities constituting a portion of the Financing; (v) assist Buyer and the lenders in the preparation of one or more confidential information memoranda and other marketing materials to be used in connection with the syndication of each of such facilities; and (vi) assist Buyer in procuring any title insurance (including owner's policies containing non-imputation endorsements), surveys, environmental assessments, landlord lien waivers and access agreements, Consents and estoppel certificates, and such other documents as may be required in connection with the Financing.

        Section 6.8 Brazil Option Agreement. Following the Closing Date, Buyer shall cause the Surviving Corporation to comply with the applicable terms and provisions of the Option Agreement and shall cause one of its Subsidiaries to purchase the Liquidity Stock (as such term is defined in the Option Agreement) tendered pursuant to the terms of the Option Agreement. The Surviving Corporation shall indemnify and hold Lee Roy Mitchell harmless from and against all claims, losses, damages and liabilities, including reasonable legal and other expenses arising from any breach by the Surviving Corporation of the Option Agreement or this Section 6.8.

         Section 6.9 Public Announcements. Prior to the Closing, Cinemark and Buyer agree that they shall not, and Cinemark shall cause its Subsidiaries not to, make any statement to the press, press release or other public announcement regarding this Agreement or the Transaction unless the text and time of the release of any such statement have been approved by the other party, except where such disclosure is required pursuant to applicable Law, including disclosures to the Securities and Exchange Commission regarding this Agreement (in which case such party will provide reasonable opportunity to the other party to review and consult with the other party regarding, any such public statements prior to disclosure). The parties shall issue a joint press release, mutually acceptable to Cinemark and Buyer, promptly upon execution of this Agreement. Thereafter, neither party to this Agreement will issue any press release or make any other public disclosures concerning the Transaction or the contents of this Agreement without the prior written consent of the other party. Notwithstanding the above, nothing in this Section 6.9 will preclude any party from making any disclosures required by Law or necessary and proper in conjunction with the filing of any tax return or other document required to be filed in connection with making or obtaining (as the case may) the Governmental Consents; provided, that the party required to make the release or statement shall allow the other party reasonable time to review and comment on such release or statement in advance of such issuance.

        Section 6.10 Exclusivity. Until the earlier to occur of the termination of this Agreement and the consummation of the Closing, Cinemark shall not, and shall cause its Subsidiaries and its and its Subsidiaries' representatives (including their respective officers, directors, employees, agents, attorneys, accountants and financial advisors) not to: (a) solicit or initiate any proposal or offer from any Person relating to, or enter into or consummate any Alternative Transaction; or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any Person to do or seek any of the foregoing. In addition, Cinemark shall, and shall cause its Subsidiaries and its and its Subsidiaries' representatives to (including their respective officers, directors, employees, agents, attorneys, accountants and financial advisors), cease all discussions with any Persons other than Buyer with respect to any Alternative Transaction, and Cinemark shall promptly notify Buyer if any Person makes any proposal, offer, inquiry, or contact with respect to a possible Alternative Transaction with Cinemark and will provide to Buyer the terms of any such proposal.

         Section 6.11 Notice of Developments. Each of Cinemark and Buyer shall promptly, and in any event within 48 hours, notify the other party in writing
(a) if any representation or warranty of Cinemark or Buyer, as the case may be, set forth in this Agreement was untrue when made, (b) of any breach of any covenant or obligation of Cinemark or Buyer, as the case may be, set forth in this Agreement and (c) of any development occurring after the date of this Agreement that would cause or constitute a breach of any of the representations and warranties of Cinemark or Buyer, as the case may be, if such representation or warranty had been made at the time of such development.

         Section 6.12 Information Statement. Promptly after the date hereof, Cinemark shall commence the preparation of all disclosure documents required under all applicable Law to be sent to its stockholders related to the Merger, this Agreement or any of the agreements contemplated hereby and the Transaction (collectively, the "INFORMATION STATEMENT"). Cinemark covenants that at least one (1) of the disclosure documents comprising the Information Statement will contain all material information which is required to be included therein in accordance with applicable Law (including Treas. Reg. Section 1.280G-1, Q/A 7) and will conform in all material respects with the requirements of applicable Law and Cinemark's certificate of incorporation and bylaws. Cinemark covenants that the Information Statement (and all amendments and supplements thereto) will not, at the time published, sent or given to its stockholders, contain any untrue statement of a material fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Closing, any event with respect to Cinemark or any of its Subsidiaries shall occur which is required to be described in an amendment of or a supplement to the Information Statement, Cinemark shall so make the appropriate disclosure to its stockholders. Cinemark shall consult with Buyer, and obtain the prior written approval of the Buyer (which shall not be unreasonably withheld), with respect to the disclosures made in the Information Statement with respect to this Agreement or the Transaction, and the Information Statement which is to be sent to Cinemark's stockholders shall be in the form approved by Buyer (which approval shall not be unreasonably withheld). As soon as practicable following the date hereof (but in no event later than 10 days thereafter), Cinemark shall finalize the Information Statement for mailing to its stockholders pursuant to this Section 6.12.


                                  ARTICLE VII.
                              CONDITIONS TO CLOSING

         Section 7.1 Conditions to Each Party's Obligation to Effect the Transaction. The respective obligations of the parties to consummate the Transaction are subject to the satisfaction or waiver as of the Closing of each of the following conditions:

                  (a) The waiting period applicable to the consummation of the Merger contemplated hereby under the HSR Act shall have expired or been earlier terminated, and all filings to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations to be obtained prior to the Effective Time from, Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Transaction, including Other Competition Laws, shall have been made or obtained (as the case may be). All of the foregoing filings, consents, approvals, permits and authorizations (collectively, the "GOVERNMENTAL CONSENTS") are set forth on Schedule 7.1(a) attached hereto.

                  (b) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that is in effect which enjoins or otherwise prohibits consummation of the Transaction.

                  (c) Each of Buyer and Cinemark shall have executed and delivered, or caused to have been executed and delivered, at the Closing all of the documents required to be executed and delivered pursuant to this Agreement.

         Section 7.2 Conditions to Obligations of Buyer. The obligation of
Buyer to consummate the Transaction is subject to the satisfaction (or waiver in writing by Buyer) in writing as of the Closing of each of the following conditions:

                  (a) All of Cinemark's representations and warranties made in this Agreement (including the Schedules attached hereto, and without giving effect to any disclosures made by Cinemark after the date hereof) shall have been true and correct as of the date hereof and shall be true and correct in all respects (determined without regard to any materiality or Cinemark Material Adverse Effect qualifier therein) as of the Closing Date as though made as of such date, except for such breaches of representations and warranties (determined as aforesaid) (other than the representations and warranties contained in Section 4.2) that, either individually or in the aggregate, have not or would not reasonably be expected to have a Cinemark Material Adverse Effect.

                  (b) The covenants and agreements of Cinemark to be performed on or prior to the Effective Time shall have been duly performed in all material respects (except for any covenants and agreements that are qualified by a standard of materiality, which covenants and agreements shall have been duly performed in all respects).

                  (c) No event which has had or would reasonably be expected to have a Cinemark Material Adverse Effect shall have occurred since the date of this Agreement.

                  (d) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order, and no action or proceeding shall have been instituted or threatened prior to or on the Closing Date before any Governmental Entity pertaining to the Transaction, in each case, the result of which could prevent or make illegal the consummation of the Transaction.

                  (e) Cinemark shall have procured and delivered to Buyer all Consents by third parties required to be disclosed by Section 4.1, including written Consents of each of the Leases for which Consent is required under its terms, on terms and conditions reasonably satisfactory to Buyer.

                  (f) Cinemark shall have furnished Buyer with an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to Cinemark (which opinion shall state that the agent and the lenders (including any initial purchasers) with respect to the Financing may rely on such opinion for purposes of providing or arranging for such debt financing), opining on the matters set forth on
         Exhibit 7.2(f) attached hereto, in form and substance reasonably acceptable to Buyer's counsel. Buyer shall have received an opinion of special Delaware counsel, in form and substance reasonably acceptable to Buyer's counsel, opining on the following matters: (i) all Delaware consents, approvals and filings have been made or obtained; and (ii) upon filing of the Certificate of Merger with the State of Delaware, the Merger will be effective.

                  (g) Each of the agreements set forth on Exhibit 7.2(g) attached hereto shall have been terminated after giving effect to the Closing, and evidence of such shall have been delivered to Buyer, in form and substance reasonably satisfactory to Buyer.

                  (h) The Stockholders Agreement, dated the date hereof, by and among Cinemark, the Continuing Stockholders and the other signatories thereto shall be in full force and effect as of the Closing.

                  (i) Cinemark shall have obtained on terms and conditions reasonably satisfactory to Buyer sufficient funds to consummate the Transaction (the "FINANCING").

                  (j) There shall have been no payments (including accelerated vesting of stock or options) that Cinemark or any of its Subsidiaries, Buyer or any of their Affiliates has made or is or may be required to make as a result of the Transaction that was, is, or will be an "excess parachute payment" within the meaning of Code Section 280G.

                  (k) Each of the Employment Agreements, dated the date hereof, between Cinemark and each of Lee Roy Mitchell, Tandy Mitchell, Alan Stock, Robert Copple, Timothy Warner, Michael Cavalier, Robert Carmony and John Lundin shall be in full force and effect as of the Closing.

                  (l) Buyer shall have received copies of written acknowledgements, in form and substance reasonably satisfactory to Buyer (collectively, the "EXPENSE ACKNOWLEDGEMENTS"), from each of the payees of the Expenses of Cinemark and its Subsidiaries (other than (i) the fees and expenses of their investment bankers or lenders to the extent that such fees or expenses are incurred in connection with the Financing or the Tender Offer and (ii) the fees of the special Delaware counsel engaged to deliver the opinion referenced in Section 7.2(f)) that such payee has been paid in full for all services rendered for, or on behalf of, Cinemark and its Subsidiaries related to the Transaction, and each of such acknowledgements shall be in full force and effect as of the Closing.

                  (m) Cinemark shall have delivered to Buyer a certificate of an authorized officer of Cinemark in the form set forth on Exhibit 7.2(m), dated the Closing Date, stating that each of the conditions specified above in Sections 7.2(a) - (d), inclusive, Section 7.2(j), and Sections 7.2(p) - (r), inclusive, is satisfied in all respects.

                  (n) Each of the Non-competition, Non-solicitation and Non-disclosure Agreements, dated the date hereof, between Cinemark and each of Lee Roy Mitchell, Tandy Mitchell, Alan Stock, Robert Copple, Timothy Warner, Michael Cavalier, Robert

         Carmony and John Lundin shall be in full force and effect as of the Closing. The Non-competition, Non-solicitation and Non-disclosure Agreement, dated the date hereof, among Cinemark, CGI Equities Ltd., The Mitchell Special Trust, Mitchell Grandchildren's Trust for Crystal Lee Roberts, Mitchell Grandchildren's Trust for Cassie Ann Roberts, Mitchell Grandchildren's Trust for Lacey Marie Lee, Mitchell Grandchildren's Trust for Ashley Ann Lee, Mitchell Grandchildren's Trust for Skyler Kaye Mitchell and The Mitchell Foundation shall be in full force and effect as of the Closing. The Non-solicitation and Non-disclosure Agreement, dated the date hereof, among Cinemark, Cypress Merchant Banking Partners L.P. and Cypress Pictures Ltd. shall be in full force and effect.

                  (o) Cinemark shall have delivered to Buyer a copy of the irrevocable written consent duly approving the Merger in accordance with the DGCL and Cinemark's certificate of incorporation and bylaws from the holders of not less than 91% of all of the outstanding shares of Cinemark Common Stock as of the date hereof.

                  (p) Aggregate Cash on Hand shall be an amount equal to not less than Seventy Million Dollars ($70,000,000), and Available Cash on Hand shall be an amount equal to not less than Twenty-Six Million Three Hundred Thousand Dollars ($26,300,000); provided that if the sale of Cinemark Theatres U.K., Ltd. has not occurred as of the Closing, Aggregate Cash on Hand shall be an amount equal to not less than Sixty-Six Million Five Hundred Thousand Dollars ($66,500,000). Cinemark shall have delivered to Buyer evidence reasonably satisfactory to Buyer of the foregoing.

                  (q) Neither Cinemark nor any of its Subsidiaries shall have incurred, assumed or guaranteed any Indebtedness of any kind after the date hereof. Cinemark shall have delivered to Buyer evidence reasonably satisfactory to Buyer of the foregoing.

                  (r) Each of the holders of the Stock Options that were granted after May 17, 2002 shall have surrendered his or her Stock Options for cancellation upon payment of the Option Consideration payable in respect thereof, and Cinemark shall have delivered to Buyer evidence reasonably satisfactory to Buyer of the foregoing.

                  (s) The execution and delivery of this Agreement and any other documents and instruments required to be executed and delivered by Cinemark pursuant to this Agreement, and the performance of its obligations hereunder and thereunder, shall have been duly authorized by all necessary corporate and shareholder action on the part of Cinemark, and Buyer shall have received copies of all resolutions pertaining to those authorizations, certified by the Secretary of Cinemark.

        Section 7.3 Conditions to Obligations of Cinemark. The obligation of Cinemark to consummate the Transaction is subject to the satisfaction (or waiver in writing by Cinemark) as of the Closing of each of the following conditions:

                  (a) Buyer's representations and warranties made in this Agreement shall be true and correct in all respects (determined without regard to any materiality or Buyer Material Adverse Effect qualifier therein) as of the Closing Date as though made as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and except for such breaches of representations and warranties (determined as aforesaid) that, in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect, and Cinemark shall have received a certificate from an authorized officer of Buyer to such effect.

                  (b) The covenants and agreements of Buyer to be performed on or prior to the Closing shall have been duly performed in all material respects, and Cinemark shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

                                 ARTICLE VIII.
                                  TERMINATION

         Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing as follows:

                  (a) by mutual written agreement of the parties hereto; or

                  (b) by either Cinemark or Buyer if the Effective Time shall not have occurred on or prior to sixty (60) days after the date of this Agreement, unless extended by written agreement of the parties hereto; provided, however, that the right to terminate under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

                  (c) by either Buyer or Cinemark, by giving written notice of such termination to the other party, if any Order permanently enjoining or otherwise prohibiting consummation of the Transaction shall become final and non-appealable; or

                  (d) by Cinemark if any of the conditions set forth in Sections
         7.1 or 7.3 shall have become incapable of fulfillment and shall not have been waived by Cinemark; provided, however, that the right to terminate this Agreement shall not be available to Cinemark if its breach of its obligations under this Agreement has been the cause of the impossibility of fulfillment of such condition; or

                  (e) by Buyer if any of the conditions set forth in Section 7.1 or 7.2 shall have become incapable of fulfillment and shall not have waived by Buyer; provided, however, that the right to terminate this Agreement shall not be available to Buyer if its breach of its obligations under this Agreement has been the cause of the impossibility of fulfillment of such condition.

         Section 8.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto or its respective Affiliates or their directors, officers, employees, shareholders or agents shall have any liability to the other parties hereto or their respective Affiliates, directors, officers, employees, shareholders or agents except for the obligations of the parties hereto contained in Section 6.9 (Public Announcements), this Section 8.2, Section 9.2 (Expenses), Section 9.9 (Notices), Section 9.10 (Governing Law) and Section 9.11 (Waiver of Jury Trial), and except that nothing herein will relieve any party from liability for a breach of this Agreement prior to such termination.

                                  ARTICLE IX.
                                 MISCELLANEOUS

         Section 9.1 Amendment and Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by each of the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         Section 9.2 Expenses. Except as otherwise expressly provided in this Agreement, (i) if the Closing occurs, the Surviving Corporation shall pay all of the Expenses of Cinemark and its Subsidiaries and Buyer, other than the Cinemark Payable Expenses (which shall be borne by the Stockholders as a reduction to the Purchase Price pursuant to Section 3.6(a)(ii)); and (ii) if the Closing does not occur, the parties hereto shall bear their own respective Expenses incurred in connection with this Agreement and the Transaction; provided, that all out-of-pocket expenses incurred by or on behalf of Madison Dearborn Capital Partners IV, L.P. or any of its Affiliates or Cinemark or any of its Subsidiaries in connection with (A) the delivery by special Delaware counsel of the opinion referenced in Section 7.2(f) and (B) the Financing (including the preparation and negotiation of any amendment and restatement of the Senior Credit Facility) and the Tender Offer payable to the investment banks and the lenders engaged by Cinemark or any of its Subsidiaries in connection with the Financing and the Tender Offer and their respective legal counsel shall be borne 50% by each of Buyer and Cinemark.

         Section 9.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not unreasonably be withheld, and any attempted assignment, without such consent, shall be null and void; provided that Buyer shall have the right to assign all or any portion of their rights and obligations under this Agreement to (i) one or more wholly-owned subsidiaries of Buyer (including any subsidiary which may be organized subsequent to the date hereof), or (ii) to any lender providing financing to Buyer or the Surviving Corporation or any of their Affiliates, for collateral security purposes, and any such lender may exercise all of the rights and remedies of Buyer hereunder, provided that no such assignment shall in any manner limit or impair Buyer's obligations hereunder.

         Section 9.4 Entire Agreement. This Agreement (including all Exhibits and Schedules hereto) and the Confidentiality Agreement referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         Section 9.5 Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except for the rights of officers and directors under Section 6.6 and the rights of Lee Roy Mitchell under Section 6.8, nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Cinemark or their respective successors, any rights or remedies under or by reason of this Agreement.

         Section 9.6 Schedules. The Schedules to this Agreement shall be arranged in sections corresponding to the numbered and lettered sections contained in Article 4, and any disclosure made with respect to any particular numbered or lettered section shall not be deemed disclosed with respect to any other numbered or lettered section unless the relevance of such disclosure to such other numbered or lettered section is reasonably identified in such disclosure. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedules identify the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

         Section 9.7 Counterparts. This Agreement and any amendments hereto may be executed in multiple counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

         Section 9.8 Section Headings; Table of Contents. The section headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 9.9 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile (with confirmation thereof), to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                         (a) if to Cinemark, to: Cinemark, Inc.
                                                 3900 Dallas Parkway, Suite 500
                                                 Plano, Texas  75093
                                                 Facsimile: (972) 665-1004
                                                 Attention: Michael Cavalier

                    With copies to: Akin Gump Strauss Hauer & Feld LLP
                                    1700 Pacific Ave., Suite 4100
                                    Dallas, Texas  75201
                                    Facsimile:  (214) 969-4343
                                    Attention:  Terry M. Schpok, P.C.

                (b) if to Buyer to: Popcorn Merger Corp.
                                    c/o Madison Dearborn Capital Partners
                                    Three First National Plaza, 38th Floor
                                    Chicago, IL  60602
                                    Tel.:  (312) 895-1000
                                    Fax:  (312) 895-1056
                                    Attention:  Benjamin D. Chereskin
                                                Robin P. Selati

                    With a copy to: Kirkland & Ellis LLP
                                    200 E. Randolph Drive
                                    Chicago, IL  60601
                                    Tel.:  (312) 861-2000
                                    Fax:  (312) 861-2200
                                    Attention:  Edward T. Swan, P.C.

         Any notice given by mail shall be effective when received.

         Section 9.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

         Section 9.11 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE TRANSACTION, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THIS TRANSACTION SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         Section 9.12 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof unless such invalidity or unenforceability, after taking into account the mitigation contemplated by the next sentence, deprives a party of a material benefit contemplated by this Agreement. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable: (a) a suitable and equitable provision shall be substituted therefor in order to carry out, as far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 9.13 Construction. This Agreement has been negotiated by the parties and their respective counsel in good faith and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party.

         Section 9.14 Specific Performance. The parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.15 Survival of Representations, Warranties and Covenants. Except in the case of fraud, the representations and warranties made in this Agreement shall expire and be terminated and extinguished immediately after the Closing, and thereafter none of Cinemark, Buyer, the Surviving Corporation nor any other Person shall have any liability whatsoever with respect to any of such expired representation or warranty. The covenants and agreements of the parties to this Agreement will survive in accordance with their terms.

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                                      -48-
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         IN WITNESS WHEREOF, this Agreement and Plan of Merger has been signed on behalf of each of the parties hereto as of the date first written above.


                                        CINEMARK, INC.

                                        By:   /s/ Lee Roy Mitchell
                                              ---------------------------------
                                        Name:   Lee Roy Mitchell
                                        Title:  Chief Executive Officer


                                        POPCORN MERGER CORP.

                                        By:      /s/ Benjamin D. Chereskin
                                           ------------------------------------
                                        Name:    Benjamin D. Chereskin
                                        Title:   President


                                        SOLELY WITH RESPECT TO ARTICLE III:


                                        /s/ Lee Roy Mitchell
                                        ---------------------------------------
                                        Lee Roy Mitchell


                                        THE MITCHELL SPECIAL TRUST


                                        By  /s/ Lee Roy Mitchell
                                           ------------------------------------
                                           Lee Roy Mitchell, Trustee


                                        By  /s/ Gary Witherspoon
                                           ------------------------------------
                                            Gary Witherspoon, Trustee


                                        /s/ Timothy Warner
                                        ---------------------------------------
                                        Timothy Warner

                                        /s/ Robert Copple
                                        ---------------------------------------
                                        Robert Copple

                                        /s/ Michael Cavalier
                                        ---------------------------------------
                                        Michael Cavalier

                                        /s/ Alan Stock
                                        ---------------------------------------
                                         Alan Stock